                                                                    Exhibit 10.3

                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN


                         DURANGO GEORGIA CONVERTING LLC


                                       AND


                           STONE CONTAINER CORPORATION



--------------------------------------------------------------------------------


                            Dated as of May 16, 2001

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I       DEFINITIONS...................................................1

       1.1.     Certain Defined Terms.........................................1
       1.2.     Certain Rules of Construction.................................8

ARTICLE II      PURCHASE AND SALE.............................................8

       2.1.     Purchase and Sale.............................................8
       2.2.     Assumed Liabilities...........................................9
       2.3.     Purchase Price ..............................................10
       2.4.     Purchase Price Adjustment....................................10
       2.5.     Allocation of Purchase Price.................................11
       2.6.     Taxes........................................................11
       2.7.     The Closing..................................................12

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE SELLER.................12

       3.1.     Organization; Power..........................................12
       3.2.     Authorization, Effect of Agreement...........................13
       3.3.     Subsidiaries.................................................13
       3.4.     Consents.....................................................13
       3.5.     Financial Statements.........................................13
       3.6.     Conduct in the Ordinary Course; Absence of Certain
                Changes, Events and Conditions...............................14
       3.7.     No Undisclosed Liabilities...................................16
       3.8.     Title to Assets..............................................16
       3.9.     Permits......................................................16
       3.10.    Real Property................................................17
       3.11.    Compliance with Laws.........................................17
       3.12.    Contracts....................................................18
       3.13.    No Violations................................................19
       3.14.    Intellectual Property........................................19
       3.15.    Litigation...................................................20
       3.16.    Employee Benefit Plans.......................................20
       3.17.    Tax Matters..................................................20
       3.18.    Environmental Matters........................................21
       3.19.    Labor Matters................................................22
       3.20.    Receivables..................................................22

       3.21.    Inventories..................................................22
       3.22.    Certain Interests............................................23
       3.23.    Brokers......................................................23

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF THE BUYER..................24

       4.1.     Organization; Power..........................................24
       4.2.     Authorization; Effect of Agreement...........................24
       4.3.     Consents.....................................................24
       4.4.     No Violations................................................24
       4.5.     Litigation...................................................25
       4.6.     Availability of Funds........................................25
       4.7.     Brokers......................................................25

ARTICLE V       COVENANTS OF THE SELLER......................................25

       5.1.     Action by the Seller.........................................25
       5.2.     Conduct of the Eastman Division's Business...................25
       5.3.     Access.......................................................26
       5.4.     Publicity....................................................26
       5.5.     Notices of Certain Events....................................26
       5.6.     Exclusivity..................................................26
       5.7.     Closing of the McDowell Division.............................27

ARTICLE VI      COVENANTS OF THE BUYER.......................................27

       6.1.     Action by the Buyer..........................................27
       6.2.     Publicity....................................................27
       6.3.     Confidentiality..............................................27
       6.4.     Notice.......................................................27

ARTICLE VII     ADDITIONAL COVENANTS.........................................28

       7.1.     Further Assurances...........................................28
       7.2.     Books and Records............................................28
       7.3.     Insurance....................................................28
       7.4.     Payments from Third Parties..................................28
       7.5.     Tax Matters..................................................28
       7.6.     Covenant Not to Compete......................................28
       7.7.     Assignment of Accounts Receivable and Other Receivables
                and Finished Goods Inventory.................................29

ARTICLE VIII    CONDITIONS TO THE BUYER'S OBLIGATIONS........................30

       8.1.     Representations and Warranties; Performance..................30
       8.2.     Consents.....................................................30
       8.3.     Absence of Certain Proceedings...............................30
       8.4.     Opinion of Counsel...........................................30
       8.5.     Release of Encumbrances......................................30
       8.6.     Transition Services Agreement................................30
       8.7.     Permits......................................................31
       8.8.     Bill of Sale.................................................31

ARTICLE IX      CONDITIONS TO THE SELLER'S OBLIGATIONS.......................31

       9.1.     Representations and Warranties; Performance..................31
       9.2.     Absence of Certain Proceedings...............................31
       9.3.     Releases.....................................................31
       9.4.     Paper Supply Agreement.......................................31
       9.5.     Opinion of Counsel...........................................31

ARTICLE X       EMPLOYMENT AND EMPLOYEE BENEFITS ARRANGEMENTS................32

       10.1.    Retained Employees; Terminations on Closing Date.............32
       10.2.    Employment of Sales Personnel................................32
       10.3.    Employment of Retained Employees and Disabled Employees......33
       10.4.    Employee Benefit Plans.......................................34
       10.5.    WARN Act.....................................................35
       10.6.    Worker's Compensation........................................36
       10.7.    Transition Services Agreement................................36
       10.8.    Liabilities, Indemnity and Payments with Respect to
                Retained Employees and Designated Sales Personnel............36

ARTICLE XI      TERMINATION..................................................38

       11.1.    Termination and Abandonment..................................38
       11.2.    Effect of Termination........................................38

ARTICLE  XII    SURVIVAL AND INDEMNIFICATION.................................38

       12.1.    Survival.....................................................38
       12.2.    Indemnification by the Seller................................39
       12.3.    Indemnification by the Buyer.................................42
       12.4.    Procedure for Indemnification................................42
       12.5.    Payment......................................................43
       12.6.    Adjustment Amounts...........................................43
       12.7.    Limitation on Seller's Indemnification.......................43
       12.8.    Exclusivity..................................................43

       12.9.    Tax Treatment................................................44
       12.10.   Guarantee....................................................44

ARTICLE XIII    MISCELLANEOUS................................................44

       13.1.    Fees and Expenses............................................44
       13.2.    Amendments...................................................44
       13.3.    Entire Agreement.............................................44
       13.4.    Assignment, Binding Effect; Benefit..........................44
       13.5.    Headings.....................................................45
       13.6.    Governing Law; Arbitration...................................45
       13.7.    Notices......................................................46
       13.8.    Counterparts.................................................47
       13.9.    Bulk Transfer Laws...........................................47
       13.10.   Schedules....................................................47
       13.11.   Severability.................................................47

SCHEDULES

Schedule 2.1(h)    Permits
Schedule 2.1(i)    Contracts
Schedule 2.4       Closing Statement
Schedule 2.5       Allocation of Purchase Price
Schedule 3.4       Consents
Schedule 3.5       Financial Statements
Schedule 3.6 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions
Schedule 3.7       No Undisclosed Liabilities
Schedule 3.8       Title to Assets
Schedule 3.9       Permits
Schedule 3.10      Leases
Schedule 3.11      Compliance with Laws
Schedule 3.12(a)   Material Contracts
Schedule 3.12(b)   Material Contracts (Enforceability)
Schedule 3.12(c)   Material Contracts (Breach/Default)
Schedule 3.13      No Violations
Schedule 3.14      Intellectual Property
Schedule 3.15      Litigation
Schedule 3.16      Employee Benefit Plans
Schedule 3.18(a)   Environmental Matters
Schedule 3.18(b)   Environmental Permits
Schedule 3.19      Labor Matters
Schedule 3.21      Inventories
Schedule 3.22      Certain Interests

Schedule 5.2       Conduct of the Eastman Division's Business
Schedule 7.6       Multiwall Bag Customers
Schedule 10.1(a)   List of Employees
Schedule 10.1(b)   Non-Retained Employees
Schedule 10.2      Designated Sales Personnel
Schedule 10.4      Employment, Consulting, Retention and Severance Agreements

EXHIBITS

Exhibit A-1        Form of Trademark Assignment
Exhibit A-2        Form of Assignment of Lease and Note Financing Agreement
Exhibit A-3        Form of Assignment of Note
Exhibit A-4        Form of Assignment of Warehouse Lease
Exhibit A-5        Form of Assignment of Contracts
Exhibit A-6        Form of Quitclaim Deed
Exhibit B-1        Lease and Note Financing Agreement
Exhibit B-2        Warehouse Lease
Exhibit C          Form of Opinion of Seller's Counsel (White & Case LLP)
Exhibit D          Form of Transition Services Agreement
Exhibit E          Form of Paper Supply Agreement
Exhibit F          Form of Opinion of Buyer's Counsel (E. Timothy Holstein)

                            ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement, dated as of May 16, 2001 (this "Agreement"), by and between Durango Georgia Converting LLC, a Delaware limited liability company (the "Seller"), and Stone Container Corporation, a Delaware corporation (the "Buyer"). The Buyer and the Seller are referred to collectively herein as the "Parties."

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Seller owns and operates a multi-wall bag converting facility located in Eastman, Georgia (the "Eastman Division") and a multi-wall bag converting facility located in Memphis, Tennessee (the "McDowell Division"); and

          WHEREAS, upon the terms and subject to the conditions contained in this Agreement, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, the Eastman Division and certain customer lists and contracts associated with the McDowell Division;

          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the Parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Acquired Assets" shall have the meaning set forth in Section 2.1.

          "Action" shall mean any action, suit, claim, arbitration, inquiry, proceeding or investigation by or before any court or Governmental Authority.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" shall have the meaning set forth in the Preamble.

          "Ancillary Documents" shall mean the Paper Supply Agreement and the Transition Services Agreement.

          "Arbiter" shall have the meaning set forth in Section 2.4(b).

          "Assumed Liabilities" shall have the meaning set forth in Section 2.2(a).

          "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

          "Business Intellectual Property" shall mean all patents, trademarks, servicemarks, tradenames and copyrights and each registration and application for any of the foregoing owned, used or held by the Seller for use primarily or exclusively in connection with the conduct of the business of the Eastman Division.

          "Buyer" shall have the meaning set forth in the Preamble.

          "Buyer  Indemnitees"  shall  have the  meaning  set  forth in  Section
12.2(a).

          "Buyer Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, results of operations or condition (financial or otherwise) of the Buyer or (b) the ability of the Buyer to perform its obligations under this Agreement or the Ancillary Documents or to consummate the transactions contemplated hereby or thereby.

          "Claimant" shall have the meaning set forth in Section 13.6(b)(ii).

          "Claims   Notice"   shall  have  the  meaning  set  forth  in  Section
12.2(b)(ii)(A).

          "Closing" shall have the meaning set forth in Section 2.7.

          "Closing Date" shall have the meaning set forth in Section 2.7.

          "Closing  Statement"  shall  have the  meaning  set  forth in  Section
2.4(a).

          "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Commercially Reasonable" shall have the meaning set forth in Section 12.2(b)(i)(A).

          "Consents" shall mean any consent, approval, authorization or other order of, or action or exemption by, or filing with or notification of, any Governmental Authority or third party.

          "Contract" shall mean any agreement, contract, instrument, license, lease, sublease, or binding understanding, arrangement or commitment.

          "Deferral Period" shall have the meaning set forth in Section 10.2(a).

          "Designated  Sales  Personnel"  shall  have the  meaning  set forth in
Section 10.2(a).

          "Eastman Division" shall have the meaning set forth in the Recitals.

          "Employee Benefit Plan" shall mean any: (a) "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (b) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, voluntary employees' beneficiary associations under Section 501(c)(9) of the Code, profit-sharing, pension, or retirement, deferred compensation, medical, life, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans (whether or not insured); and (c) employment, consulting, termination, and severance contracts or agreements, in each case maintained or contributed to by the Seller or its Affiliates on behalf of Employees or directors of the Eastman Division.

          "Employees" shall mean all current employees (including those on layoff, disability or leave of absence, whether paid or unpaid), former employees and retired employees of the Eastman Division.

          "Encumbrance" shall mean any lien, security interest, mortgage, pledge, adverse claim, title defect or other encumbrance.

          "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.ss.ss.11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901 et seq. ("RCRA"), the ---- Toxic Substances Control Act, 15 U.S.C.ss.ss.2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.ss.ss.136 et seq., the Clean Air Act, 42 U.S.C.ss.ss.7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C.ss.ss.1251 et seq., the Safe Drinking Water Act, 42 U.S.C.ss.ss.300f et seq., the Occupational Safety and Health Act, 29 U.S.C.ss.ss.641, et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss.1801, et seq., the rules and regulations promulgated pursuant to any of the above statutes, and any other Laws governing Environmental Matters, as the same have been amended and as in effect as of the Closing Date.

          "Environmental Matters" shall mean any matter arising out of or relating to pollution, Hazardous Materials, or protection of the environment, natural resources, human health or safety of employees.

          "Environmental Permits" shall mean all Permits issued, granted, given or otherwise made available by or under any Governmental Authority pursuant to applicable Environmental Laws.

          "Excluded Assets" shall mean: (a) all cash, cash equivalents, securities, bank accounts and insurance policies and rights thereunder; (b) all assets or properties of the Seller that are not used or held for use in connection with the Eastman Division; (c) all rights of the Seller arising under this Agreement or the transactions contemplated hereby; (d) all assets or properties of the Seller that are sold or otherwise disposed of in the ordinary course of business, consistent with the Seller's obligations hereunder, or as otherwise permitted by this Agreement during the period from the date hereof until the Closing Date; (e) all intercompany receivables (other than those arising through product sales); (f) all accounts receivable and other receivables over ninety (90) days past due; (g) all refunds, credits and claims for refunds of any Taxes of the Seller or any of its Affiliates except as otherwise provided in Section 2.6; and (h) all items of Business Intellectual Property which incorporate "Eastman," "Durango," "Gilman," "Converting" or any derivation in whole or in part thereof, individually or in combination.

          "Facility" shall mean any real property or leasehold operated by the Seller in connection with the Eastman Division.

          "Financial Statements" shall have the meaning set forth in Section 3.5(a).

          "Governmental Authority" shall mean any governmental, administrative, public or self-regulatory body or authority.

          "Governmental Order" shall mean any order, judgment, injunction, decree or stipulation entered by or with a Governmental Authority.

          "Hazardous Materials" shall mean any substance or material which is defined as, or considered to be, a "hazardous waste," "hazardous substance," "pollutant," "extremely hazardous substance," "toxic substance," "hazardous material," "oil," or "contaminant" under any Environmental Law, or which is otherwise regulated by any Environmental Laws, including, without limitation, petroleum and petroleum products, including crude oil and fractions thereof, natural gas, radioactive materials, polychlorinated biphenyls and asbestos and asbestos containing material.

          "Income Tax" shall mean any federal, state, local or foreign income tax, including any interest, penalty or addition thereto, whether disputed or not.

          "Indebtedness"  of  any  Person  shall  mean  at  any  date,   without
duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable or accruals arising in the ordinary course of business, (d) all obligations of such Person as lessee that are capitalized in accordance with applicable generally accepted accounting principles, (e) all Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (f) all obligations of such Person in the nature of guarantees of the obligations described in clauses (a) through (e) above of any other Person.

          "Indemnifiable Environmental Losses" shall mean any Losses relating to Environmental Matters which are indemnifiable under Section 12.2.

          "Indemnitee" shall have the meaning set forth in the definition of "Losses."

          "Indemnitor" shall have the meaning set forth in the definition of "Losses."

          "Interim  Employment  Period"  shall  have the  meaning  set  forth in
Section 10.3(a).

          "Knowledge" shall mean, with respect to any Person, the knowledge, after reasonable investigation, of any executive officer or director of such Person and, in the case of the Seller, Lee Tompkins, the General Manager of the Eastman Division and, for purposes of Section 3.18, Brent Hanson, the Environmental Manager of the Seller, and Wayne Brooks, the shipping supervisor of the Eastman Division.

          "Law" shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, judgment, injunction, decree, code, order, other requirement or rule of law.

          "Lease and Note Financing Agreement" means that certain Lease and Note Financing Agreement among The Development Authority of Dodge County, as Lessor, Gilman Paper Company, as Lessee and Gilman Paper Company, as owner of the Note, dated August 1, 1988, recorded in Deed Book 320, Page 258 and as transferred and assigned by Assignment of Lease dated January 14, 1999, recorded in Deed Book 320, Page 318.

          "Leased Real Property" shall have the meaning set forth in Section 3.10(b).

          "Leases" means the Lease and Note Financing Agreement and the Warehouse Lease. ------ "Loss" or "Losses" shall mean all claims, losses (net of any third party insurance recovery ---- ------ received), liabilities, obligations, payments, actual damages, judgments, fines, penalties, Taxes, amounts paid in settlement, and any related costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, and remediation, actions, suits, proceedings, demands, assessments and reasonable fees and disbursements of counsel, environmental consultants and other experts) incurred by the Person seeking indemnification (the "Indemnitee") (whether relating to claims asserted by or against third parties or to claims asserted against the Person providing indemnification (the "Indemnitor")).

          "Material Contracts" shall have the meaning set forth in Section 3.12(a).

          "McDowell Division" shall have the meaning set forth in the Recitals.

          "Note" shall mean that certain Industrial Development Revenue Note, dated October 20, 1988, made by The Development Authority of Dodge County in the aggregate principal amount of $3,000,000 in favor of Gilman Paper Company.

          "Notice" shall have the meaning set forth in Section 12.4.

          "Notification"   shall   have  the   meaning   set  forth  in  Section
12.2(b)(i)(B).

          "Officer" shall mean each Senior or Executive Vice President or President or director of the Seller or the Eastman Division.

          "Paper Supply Agreement" shall have the meaning set forth in Section 9.4.

          "Parties" shall have the meaning set forth in the Preamble.

          "Permit" shall mean any permit, license or authorization issued, granted or given or otherwise made available by or under any Governmental Authority.

          "Permitted  Encumbrances"  shall  mean (a)  Encumbrances  set forth on
Schedule 3.8, (b) liens of Taxes not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings and (c) Encumbrances which individually or in the aggregate could not reasonably be expected to have a Seller Material Adverse Effect.

          "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, association, unincorporated organization, Governmental Authority or other entity.

          "Preliminary Amount" shall mean US$15,555,000.

          "Purchase Price" shall mean the amount of the current assets included in the Acquired Assets as at the Closing Date less the amount of the current liabilities included in the Assumed Liabilities as at the Closing Date, in each case as set forth on the Closing Statement that is deemed to be final, plus $4,653,000.

          "Purchase Price Adjustment" shall mean the difference between the Preliminary Amount and the Purchase Price, whether a positive or negative number.

          "Purchase  Price  Allocation"  shall  have the  meaning  set  forth in
Section 2.5.

          "Reference Balance Sheet" shall have the meaning set forth in Section 3.5(a).

          "Request" shall have the meaning set forth in Section 13.6(b)(ii).

          "Respondent" shall have the meaning set forth in Section 13.6(b)(ii).

          "Response Action" shall mean any action to investigate, test, monitor or remediate any Hazardous Materials.

          "Retained Employees" shall have the meaning set forth in Section 10.1(a).

          "Seller" shall have the meaning set forth in the Preamble.

          "Seller Indemnitees" shall have the meaning set forth in Section 12.3.

          "Seller Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, results of operations or condition (financial or otherwise) of the Eastman Division or (b) the ability of the Seller to perform its obligations under this Agreement or the Ancillary Documents or to consummate the transactions contemplated hereby or thereby.

          "Seller's 401(k) Plan" shall have the meaning set forth in Section 10.4(e).

          "Straddle Taxes" shall have the meaning set forth in Section 2.6(a).

          "Subsidiary" shall mean any Person, with respect to which a specified Person owns 50% or more of the capital stock or other equity interests of such Person, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person, directly or through one or more Subsidiaries.

          "Tangible Personal Property" shall mean all machinery, equipment, vehicles, office furniture, tools and other tangible property owned, used or held by the Seller for use primarily or exclusively in connection with the business of the Eastman Division.

          "Tax or Taxes" shall mean any taxes, assessments, duties, fees, levies, imposts, deductions, withholdings or other governmental charges of any nature whatsoever imposed by any taxing authority of any country or political subdivision of any country, including any interest, penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

          "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto.

          "Third-Party Claim" shall have the meaning set forth in Section 12.4.

          "Transfer Taxes" shall mean all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including penalties, interest and additions to tax attributable thereto and costs and expenses relating to such Taxes).

          "Transferred Employee" shall have the meaning set forth in Section 10.3(g).

          "Transition  Services  Agreement"  shall have the meaning set forth in
Section 8.6.

          "U.S. GAAP" shall mean United States generally accepted accounting principles applied on a basis consistent with the past practices of the Eastman Division.

          "Warehouse Lease" means that certain Lease Agreement dated March 29, 1999 between James H. Pruett, Jr., as "Landlord" and Gilman Paper Company, a New Hampshire corporation, as "Tenant," recorded in Deed Book 341 pages 237-242, as amended by Amendment to Lease Agreement dated December 1, 1999 and recorded in Deed Book 341, pages 243-244 and as transferred and assigned by Assignment and Assumption Agreement and Consent dated as of December 18, 1999, recorded in Deed Book 373, Page 324-327.

          "WARN  Act"  shall  mean  the   Worker   Adjustment   and   Retraining
Notification Act of 1988, as amended.

          1.2. Certain Rules of Construction.

          (a) When used herein, the words "hereof," "herein" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to the Preamble, Recitals, Articles, Sections, Schedules or Exhibits shall refer respectively to the Preamble, Recitals, Articles, Sections, Schedules or Exhibits of this Agreement, unless otherwise expressly provided.

          (b) When used herein, the terms "include", "includes", and "including" are not limiting.

          (c) Unless the context requires otherwise, derivative forms of any term defined herein shall have a comparable meaning to that of such term.

          (d) When a Party's consent is required hereunder, such Party's consent may be granted or withheld in such Party's sole discretion, unless otherwise specified.

                                   ARTICLE II

                                PURCHASE AND SALE

          2.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the Seller shall sell, convey, transfer, assign and deliver to the Buyer, and the Buyer shall purchase from the Seller, at the Closing, all of the Seller's right, title and interest in, to and under all of the assets and properties constituting the Eastman Division (other than the Excluded Assets), along with the customer lists and customer contracts of the McDowell Division, (each and all of such assets and properties being herein referred to as the "Acquired Assets"), including, without limitation, all right, title and interest of the Seller in, to and under the following:

               (a) all Tangible Personal Property;

               (b) all raw materials, inventories, including inventories of work in process, samples and finished goods, spare parts and supplies relating to manufacturing equipment, products and supplies owned, used or held by the Seller for use primarily or exclusively in connection with the business of the Eastman Division;

               (c) all Leased Real Property;

               (d) all claims, deposits, prepayments, refunds, and rights of recovery, set off and recoupment;

               (e)  all  accounts,  notes  and  other  receivables  (other  than accounts receivable and other receivables over ninety (90) days past due and intercompany receivables, except those intercompany receivables arising through product sales);

               (f) the Note;

               (g) all Business Intellectual Property;

               (h) all rights arising or otherwise relating to any period on or after the Closing Date in respect of all Permits set forth on Schedule 2.1(h);

               (i) all rights arising or otherwise relating to any period on or after the Closing Date in respect of all Contracts set forth on
          Schedule 2.1(i); and

               (j) all of the Seller's files, papers, documents and records relating primarily or exclusively to the Eastman Division and the business of the McDowell Division included in the Acquired Assets, and all other miscellaneous assets of the Seller relating primarily or exclusively to the Eastman Division, wherever located, including, without limitation, credit, sales and accounting records, price sheets, catalogues and sales literature, books, processes, formulae, manufacturing data, advertising material, stationery, office supplies, forms, catalogues, manuals, correspondence, production records, environmental records, employment records and any other information reduced to writing relating primarily or exclusively to the Eastman Division.

          2.2. Assumed Liabilities. (a) The Buyer shall assume on and as of the Closing Date, and shall thereafter pay, perform and discharge when due (or cause to be paid, performed and discharged when due), the following liabilities and obligations of the Seller, relating to or arising out of the conduct of the Eastman Division's business (collectively, the "Assumed Liabilities"):

               (i) all liabilities and obligations of the Seller arising or otherwise relating to any period on or after the Closing Date under or primarily related to the Contracts and the Permits included in the Acquired Assets;

               (ii) all accounts payable of the Seller in respect of the Eastman Division (in each case, other than intercompany payables, except those arising through product sales);

               (iii) all liabilities and obligations relating to employment and employee benefit arrangments assumed by the Buyer under Article X hereof; and

               (iv)  all  other  accrued  current  liabilities  of  the  Eastman
          Division.

          (b) The Buyer shall not assume or be responsible for the payment, performance and discharge of any obligations or liabilities of the Seller, whether or not relating to the Eastman Division, other than the Assumed Liabilities. Specifically, without limiting the foregoing, the Buyer shall not assume:

               (i) any Action pending as of the Closing Date, notwithstanding the disclosure thereof in the Schedules hereto, or any subsequent Action arising out of or relating to any such pending Action;

               (ii) any liability arising out of or relating to the Excluded Assets;

               (iii) any liability of the Seller for any Income Taxes for any periods prior to or at the Closing, whether or not relating to the Eastman Division;

               (iv) any obligation or liability arising from product warranty claims, with respect to products sold or services rendered by the Seller on or prior to the Closing Date; and

               (v) any other obligation or liability other than the Assumed Liabilities arising prior to the Closing Date.

          2.3. Purchase Price . The Buyer shall pay to the Seller or its designees at the Closing the Preliminary Amount by wire transfer of immediately available funds to an account specified in writing by the Seller to the Buyer not less than three Business Days prior to the Closing Date.

          2.4. Purchase Price Adjustment. (a) As promptly as practicable but in any event within 45 days following the Closing Date, the Seller shall prepare and deliver to the Buyer an unaudited statement, substantially in the form of
Schedule 2.4, setting forth the current assets included in the Acquired Assets and current liabilities included in the Assumed Liabilities as at the Closing Date (the "Closing Statement"). The Closing Statement shall be prepared (including, without limitation, the taking of inventory) using the same accounting methods, policies, practices and procedures, with consistent classification, judgments, and estimation methodology, as used in the preparation of the Financial Statements, except that the Closing Statement shall not include (i) any current Tax assets or any current Tax liabilities, or (ii) any LIFO reserve or any intercompany profit on inventory reserve, except to the extent included on the balance sheet of the Seller as at September 30, 2000. In preparing the Closing Statement, (x) storeroom inventory and spare parts will be determined on the day immediately preceding the Closing Date and (y) all inventory shall be valued based on the lower of market value or the Seller's cost of such inventory.

          (b) The Buyer shall have 15 days after receiving the Closing Statement to accept the Closing Statement or to object to all or any part of the Closing Statement, setting forth the bases for its objections. If the Buyer does not notify the Seller in writing of any objections to the Closing Statement within such 15 days, the Closing Statement shall be deemed to be final, conclusive and binding upon the Parties. If the Buyer notifies the Seller in writing of any objections to the Closing Statement within such 15 days, the Parties shall negotiate in good faith to resolve such objections. If such objections are resolved within 15 days following the Seller's receipt of written notice of the

Buyer's objections, the Buyer and the Seller shall jointly prepare a revised Closing Statement which shall be deemed to be final, conclusive and binding upon the Parties. If the Buyer and the Seller are unable to resolve such objections within such 15 days, then as promptly as practicable, the Buyer and the Seller shall retain Arthur Andersen (the "Arbiter") (i) to review the Closing Statement and the Buyer's objections and (ii) to prepare a revised Closing Statement based upon its review and deliver such revised Closing Statement to the Buyer and the Seller within 30 days of the date of its retention.

          (c) If the Arbiter is retained, the Closing Statement delivered by the Arbiter to the Buyer and the Seller shall be deemed to be final, conclusive and binding upon the Parties, absent manifest error. The fees, costs and expenses of the Arbiter shall be borne equally by the Buyer and the Seller. The Arbiter shall make available to the Buyer and the Seller its work papers generated in connection with the preparation or review of the Closing Statement.

          (d) If the Purchase Price exceeds the Preliminary Amount, the Buyer shall pay to the Seller the dollar amount of the Purchase Price Adjustment in accordance with the provisions of paragraph (e) of this Section 2.4. If the Purchase Price is less than the Preliminary Amount, the Seller shall pay to the Buyer the dollar amount of the Purchase Price Adjustment in accordance with the provisions of paragraph (e) of this Section 2.4.

          (e) Any amount payable as the Purchase Price Adjustment shall be paid by wire transfer of immediately available funds to an account designated in writing by the Buyer or the Seller, as the case may be. The payments contemplated in this Section 2.4(e) shall be made on the third Business Day following the date on which the Closing Statement is deemed to be final.

          2.5. Allocation of Purchase Price. The Seller and the Buyer shall use their reasonable best efforts to agree upon an allocation of the Purchase Price and other relevant items (the "Purchase Price Allocation") for Federal, state, local and foreign tax purposes on or prior to the Closing, which allocation shall be annexed as Schedule 2.5 of this Agreement at the Closing. The Seller shall deliver to the Buyer a proposed allocation of the Purchase Price and other relevant items for the Seller's review and approval and the Buyer shall promptly review and approve or disapprove of such allocation. If the Buyer and the Seller agree upon an allocation pursuant to this Section 2.5, neither the Buyer nor the Seller shall take any position inconsistent with such allocation, except as may be required by law, without the consent of the other Party. The Purchase Price Allocation determined in accordance with this Section 2.5 shall be appropriately adjusted to reflect any subsequent adjustment to the Purchase Price based upon the particular tax asset to which such adjustment relates. Such adjusted Purchase Price Allocation shall be determined in a manner consistent with the procedures set forth in this Section 2.5.

          2.6. Taxes. (a) Taxes that are imposed on a periodic basis with respect to the Eastman Division and the Acquired Assets and are payable for any taxable period that begins before but ends after the Closing Date, other than Taxes based on (or measured by) net income ("Straddle Taxes"), shall (i) in the case of any sales, use, employment, payroll and other similar Straddle Taxes which are based on or related to sales, receipts or disbursements, be allocated between the Seller and the Buyer based upon the amount which would be payable if the relevant taxable period ended on the Closing Date, and (ii) in the case of all other Straddle Taxes (including real property and personal property Taxes), be allocated between the Seller and the Buyer based upon the relative number of days in the portion of the taxable period up to and including the Closing Date and the relative number of days in the portion of the taxable period subsequent to the Closing Date. Any refund or credit of Straddle Taxes shall be allocated between the Seller and the Buyer in a manner consistent with the preceding sentence. In the case of any Straddle Taxes prepaid by the Seller, the Buyer shall pay to the Seller at the Closing, the Seller's allocable share of such Straddle Taxes. In the case of all other Straddle Taxes, the Party paying such Straddle Taxes shall provide a written notice to the other Party indicating the amount of such Straddle Taxes so paid (including a copy of any return relating to, and evidence of payment of, such Straddle Taxes) and such other Party shall promptly pay to the paying Party such other Party's allocable share of such Straddle Taxes.

          (b) All Transfer Taxes incurred in connection with the consummation of the transactions contemplated by this Agreement shall be borne equally by the Seller and the Buyer. The Seller shall prepare and timely file all necessary tax returns and other documentation with respect to all such Transfer Taxes. The Buyer shall reasonably cooperate with the Seller in the preparation and filing of any such tax returns and other documentation.

          2.7. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of White & Case LLP, 200 South Biscayne Boulevard, Miami, Florida 33131, at 10:00 A.M. local time, on May 29, 2001, or at such other place, time and/or date as the Parties may mutually agree (the date of the Closing, the "Closing Date"). At the Closing,
(a) the Seller shall deliver to the Buyer the various certificates, instruments and documents referred to in Article VIII, (b) the Buyer shall deliver to the Seller the various certificates, instruments and documents referred to in
Article IX, (c) the Seller shall execute, acknowledge (if appropriate) and deliver to the Buyer (i) assignments, substantially in the forms of Exhibits A-1 through A-5, (ii) a quitclaim deed, substantially in the form of Exhibit A-6, and (ii) such other instruments of sale, transfer conveyance and assignment as the Buyer may reasonably request, (d) the Buyer shall execute, acknowledge (if appropriate) and deliver to the Seller such instruments of assumption as the Seller may reasonably request, and (e) the Buyer will pay the Purchase Price to the Seller.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

          The Seller represents and warrants to the Buyer as follows:

          3.1. Organization; Power. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited liability company power and authority to carry on its business as it is now being conducted, to execute, deliver and perform this Agreement and the Ancillary Documents, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not adversely affect the ability of the Seller to conduct the business as currently conducted or to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Documents.

          3.2. Authorization, Effect of Agreement. The execution, delivery and performance by the Seller of this Agreement and the Ancillary Documents, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of the Seller. This Agreement has been, and upon its execution each of the Ancillary Documents shall have been, duly and validly executed and delivered by the Seller. This Agreement constitutes (assuming due authorization, execution and delivery by the Buyer), and upon its execution each of the Ancillary Documents will constitute (assuming due authorization execution and delivery by all parties other than the Seller), a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (ii) is subject to general principles of equity.

          3.3. Subsidiaries. There are no Subsidiaries of the Seller included within the Eastman Division.

          3.4. Consents. Except as set forth on Schedule 3.4, no Consent is required to be obtained or made by the Seller in connection with the execution, delivery and performance by the Seller of this Agreement or the Ancillary Documents or the consummation by it of the transactions contemplated hereby or thereby.

          3.5. Financial  Statements.  (a) The Seller has delivered to the Buyer
(i) the unaudited combined statements of net assets of the Eastman Division as of December 31, 1999, December 31, 1998 and December 31, 1997; (ii) the unaudited combined statements of revenues and expenses of the Eastman Division for each of the years ended December 31, 1999, December 31, 1998 and December 31, 1997; (iii) an unaudited combined balance sheet of the Eastman Division as of September 30, 2000 (the "Reference Balance Sheet"); and (iv) an unaudited statement of revenues and expenses of the Eastman Division for the period ended September 30, 2000 (collectively, with the notes and supplementary information thereto, the "Financial Statements"), copies of which are included on Schedule
3.5. Except as set forth on Schedule 3.5 or in the notes to the Financial Statements, the Financial Statements (x) were prepared in accordance with the books of account and other financial records of the Eastman Division, (y) present fairly the combined financial condition and results of operations of the Eastman Division as of the dates thereof or for the periods covered thereby, (z) have been prepared in accordance with U.S. GAAP and (xx) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition and the results of the operations (subject, in the case of the statements referred to in clauses (iii) and (iv), to normal year-end adjustments) of the Eastman Division as of the dates therefor or for the periods covered thereby.

          (b) The books of account and other financial records of the Eastman Division are in all material respects complete and correct.

          3.6. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Except as permitted or contemplated by this Agreement, since September 30, 2000 (a) the Eastman Division has conducted its business in all material respects in the ordinary and usual course consistent with past practice and there has not been any development or combination of developments that, individually or in the aggregate, could reasonably be expected to have a Seller Material Adverse Effect and (b) the Seller has not:

               (i) permitted or allowed any of the assets or properties used or held for use in connection with the Eastman Division (whether tangible or intangible) to be subjected to any Encumbrance, except for Permitted Encumbrances;

               (ii) except as set forth on Schedule 3.6, permitted the Eastman Division to enter into any Contract creating any liability of the Eastman Division in excess of $100,000 that has not been satisfied as of the date hereof, other than in the ordinary course of business;

               (iii)  permitted  the  Eastman   Division  to  make  any  capital
          investment in, any loan to, or any acquisition of the securities or assets, of any other Person outside the ordinary course of business;

               (iv) permitted the Eastman Division to delay or postpone the payment of any accounts payable or liabilities outside the ordinary course of business;

               (v) made any capital expenditure or contract for any capital expenditure in connection with the Eastman Division in excess of $100,000 individually or $500,000 in the aggregate;

               (vi) issued any sales orders or otherwise agreed to make any purchases in connection with the Eastman Division, other than in the ordinary course of business, involving exchanges in value in excess of $50,000 individually or $250,000 in the aggregate;

               (vii) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets used or held for use in connection with the Eastman Division, real, personal or mixed (including, without limitation, leasehold interests and intangible assets) having a value in excess of $50,000 individually or $250,000 in the aggregate, other than the sale of inventories or obsolete equipment in the ordinary course of business;

               (viii) except as set forth on Schedule 3.6, hired or agreed to hire any individual with a salary, wages or other compensation in excess of $100,000, increased the wages, salaries, compensation, pension or other benefits payable, or to become payable by the Eastman Division, to any of its officers, employees or agents, including, without limitation, any bonus payments or severance or termination pay, other than increases in wages and salaries required by employment arrangements existing on the date hereof or otherwise in the ordinary course of business;

               (ix) allowed any Permit or Environmental Permit that was issued or relates to the Eastman Division or otherwise relates to any Acquired Asset to lapse or terminate or failed to renew any such Permit or Environmental Permit or any insurance policy that is scheduled to terminate or expire prior to the Closing Date, except for any lapse, termination or failure to renew that individually or in the aggregate could not reasonably be expected to have a Seller Material Adverse Effect;

               (x) materially amended, modified or consented to the termination of any Material Contract or any of the Eastman Division's rights thereunder to the extent arising or otherwise relating to any period on or after the Closing Date;

               (xi) terminated, discontinued, closed or disposed of any plant, facility or other business operation relating to the Eastman Division, or laid off any employees (other than layoffs of less than 50 employees in any six-month period in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Treasury Regulations promulgated under Section 401 of the Code or announced or planned any such action or program for the future;

               (xii) permitted to lapse or go abandoned any Business Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Eastman Division has any right, title, interest or license, except for lapses that individually or in the aggregate could not reasonably be expected to have a Seller Material Adverse Effect;

               (xiii) suffered any casualty loss or material damage with respect to any of the Acquired Assets which has a replacement cost of more than $100,000, whether or not such loss or damage shall have been covered by insurance;

               (xiv)  changed  any  accounting  practices  (including,   without
          limitation, any change in depreciation or amortization policies or rates) used with respect to the Eastman Division; or

               (xv) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.6 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or contracts with respect to any of the actions specified in this Section 3.6.

          3.7. No Undisclosed Liabilities. The Seller does not have any debt, obligation or other liability of any kind or nature, whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due, affecting the

Eastman Division or any Acquired Asset, other than liabilities (i) reflected or reserved against on the Reference Balance Sheet, (ii) disclosed on Schedule 3.7,
(iii) incurred or arising since the date of this Agreement in the ordinary course of business of the Eastman Division or (iv) that are not material to the Eastman Division.

          3.8. Title to Assets. (a) The Seller owns, leases or has the legal right to use the Acquired Assets. Except as set forth on Schedule 3.8, the Seller has good and marketable title to all of the properties and assets included in the Acquired Assets which it purports to own (including, without limitation, those properties and assets included in the Acquired Assets which are reflected as owned by the Seller on the balance sheet as of September 30, 2000 included in the Financial Statements, except for properties and assets sold, consumed or otherwise disposed of in the ordinary course of business or otherwise as permitted by this Agreement since September 30, 2000) or, in the case of the Leased Real Property and any other leased property included in the Acquired Assets, valid and subsisting leasehold interests in such property free and clear of all Encumbrances other than the encumbrances set forth on Schedule
3.8 and Permitted Encumbrances.

          (b) The Acquired Assets constitute all properties, assets and rights which are necessary to conduct the business of the Eastman Division in the manner conducted as of the date hereof, and the Tangible Personal Property is in such physical condition and state of repair, ordinary wear and tear excepted, as to enable the Buyer to conduct the operations of the Eastman Division as currently conducted without material disruption after the Closing.

          (c) Immediately following the Closing (and assuming the obtaining of all Consents), the Buyer will own, free and clear of all Encumbrances (other than Permitted Encumbrances and Encumbrances imposed at the direction of the Buyer), or lease, under valid and subsisting leases, the interest of the Seller in, to and under the Acquired Assets.

          3.9. Permits. The Seller has all Permits that are required for the operation of the Eastman Division as presently conducted or for the ownership of the Acquired Assets, except where the absence thereof individually or in the aggregate could not reasonably be expected to have a Seller Material Adverse Effect. The Seller has not received any written notice from any Governmental Authority revoking, canceling, rescinding, materially modifying or refusing to renew any Permit or advising of violations under any Law which individually or in the aggregate could reasonably be expected to have a Seller Material Adverse Effect. Except as set forth on Schedule 3.9, the Eastman Division is in compliance with the Permits and the requirements of the Permits, except where the failure to comply therewith individually or in the aggregate could not reasonably be expected to have a Seller Material Adverse Effect. Schedule 3.9 identifies all material Permits that are nontransferable or which will require the consent of any Governmental Authority in the event of the consummation of the transactions contemplated by this Agreement.

          3.10. Real Property. (a) As of the date hereof, the Seller does not own any real property in respect of the Eastman Division, but has the right to purchase the Project (as defined in the Lease and Note Financing Agreement) in fee simple in accordance with Section 8.2 of the Lease and Note Financing Agreement.

          (b) The only leases of real property in respect of the Eastman Division (the "Leased Real Property") to which the Seller is a party on the date hereof are the Lease and Note Financing Agreement and the Warehouse Lease. Each of the Leases attached hereto as Exhibits B-1 and B-2 is the entire Lease with respect to the premises described therein and there are no amendments or other modifications of such Leases. Each Lease is in full force and effect and represents the entire agreement between the respective landlord and the Seller with respect to the use and occupancy of such Leased Real Property. In addition, the Seller has performed each of its obligations under the Leases and has not
(i) received any notice of  cancellation  or  termination  under any such Lease,
(ii) received any notice of a breach or default under such Lease, which breach or default has not been cured, and (iii) other than as set forth on Schedule 3.10, granted to any other Person any rights, adverse or otherwise, under any such Lease.

          (c) The original lessee under the Lease and Note Financing Agreement was Gilman Paper Company, a New Hampshire corporation. All right, title and interest of such lessee in and to the Lease and Note Financing Agreement were assigned to the Seller pursuant to an Assignment of Lease dated as of January 14, 1999. The original owner of the Note was Gilman Paper Company, a New
Hampshire Corporation. The Note was assigned to the Seller pursuant to an Assignment dated as of January 14, 1999. The original lessee under the Warehouse Lease was Gilman Paper Company, a Georgia corporation. All right, title and interest of such lessee in and to the Warehouse Lease were assigned to the Seller pursuant to an Assignment and Assumption Agreement and Consent dated as of December 18, 1999.

          (d) (i) The Seller has received no notice of any condemnation or eminent domain proceedings relating to the Facility, (ii) to the Seller's Knowledge, there are no such contemplated or threatened proceedings with respect to the Facility, and (iii) the Seller has received no notice of default under, violation of, or breach of any of the covenants, restrictions, rights-of-way, licenses, agreements, or easements affecting title to or relating to use of the Facility which, in the case of clauses (i) through (iii) above, could reasonably be expected to have a Seller Material Adverse Effect. The Seller has received no notice of, nor to the Seller's Knowledge is there, any, fence dispute, boundary dispute, boundary line question, water dispute, or drainage dispute concerning or affecting the Facility which could reasonably be expected to have a Seller Material Adverse Effect.

          (e) There are no defaults under the Note nor any prepayments or interest owing thereon.

          3.11. Compliance with Laws. Except as set forth on Schedule 3.11, the Eastman Division is in compliance with all applicable Laws, in each case, as in effect as of the date hereof, except where the failure to comply therewith individually or in the aggregate could not reasonably be expected to have a Seller Material Adverse Effect.

          3.12. Contracts. (a) Schedule 3.12(a) sets forth a list of each of the following Contracts of the Eastman Division (such Contracts, being the "Material Contracts"):

               (i) each Contract for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Seller related to the Eastman Division:
          (A) under the terms of which the Seller is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such Contract and (B) which cannot be canceled by the Seller without penalty and without more than 90 days' notice;

               (ii) each Contract for the sale of inventory or other personal property or for the furnishing of services by the Seller related to the Eastman Division: (A) under the terms of which the Seller is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such Contract and (B) which cannot be canceled by the Seller without penalty and without more than 90 days' notice;

               (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts related to the Eastman
          Division: (A) under the terms of which the Seller is likely to pay or otherwise give consideration of more than $50,000 in the aggregate over the remaining term of such Contract and (B) which cannot be canceled by the Seller without penalty and without more than 90 days' notice;

               (iv) all management Contracts and Contracts with independent contractors or consultants (or similar arrangements) related to the Eastman Division: (A) under the terms of which the Seller is likely to pay or otherwise give consideration of more than $50,000 in the aggregate over the remaining term of such Contract and (B) which cannot be canceled by the Seller without penalty and without more than 90 days' notice;

               (v) each  Contract  relating to the  operation of the Leased Real
          Property: (A) under the terms of which the Seller is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such Contract and (B) which cannot be canceled by the Seller without penalty and without more than 90 days' notice;

               (vi) all Contracts relating any Indebtedness of the Eastman Division;

               (vii) all Contracts related to the Eastman Division with any Governmental Authority to which the Seller is a party;

               (viii) all Contracts related to the Eastman Division that limit or purport to limit the ability of the Eastman Division to compete with any Person or in any geographic area or during any period of time;

               (ix) all Contracts related to the Eastman Division between or among the Seller or any Affiliate of the Seller; and

               (x) all Contracts related to the Eastman Division which are not made in the ordinary course of business, and which are material to the conduct of the Eastman Division's business.

          (b) Except as disclosed on Schedule 3.12(b),  each Material  Contract:
(i) is valid and binding and enforceable against the Seller, except to the extent that such enforceability (A) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (B) is subject to general principles of equity, (ii) is in full force and effect, and (iii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any Consents set forth on Schedule
3.4 are not obtained, shall continue in full force and effect without penalty or other adverse consequence. The Seller is not in breach of, or default under, any Material Contract, except for breaches or defaults which individually or in the aggregate could not reasonably be expected to have a Seller Material Adverse Effect.

          (c) Except as disclosed on Schedule 3.12(c), to the Seller's Knowledge, no other party to any Material Contract is in breach thereof or default thereunder, except for breaches or defaults which individually or in the aggregate could not reasonably be expected to have a Seller Material Adverse Effect.

          3.13. No Violations. Except as set forth on Schedule 3.13, the execution, delivery and performance by the Seller of this Agreement and the Ancillary Documents and the consummation by the Seller of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate, conflict with or result in breach of any provisions of the Certificate of Formation or the Limited Liability Company Agreement of the Seller, (b) conflict with or violate any Law or Governmental Order applicable to the Seller or any of its respective assets, properties or businesses, including, without limitation, the Acquired Assets and the Eastman Division, or (c) assuming the obtaining of all Consents set forth on Schedule 3.4, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any right of termination or acceleration under, or result in the creation of any Encumbrance on any of the Acquired Assets pursuant to, any Contract to which the Seller is a party or by which any of the Acquired Assets is bound or affected, other than Permitted Encumbrances.

          3.14. Intellectual Property. Schedule 3.14 sets forth a list of all items of Business Intellectual Property. Except as disclosed on Schedule 3.14, or except as could not reasonably be expected to have a Seller Material Adverse
Effect: (a) the Seller owns or possesses rights to use all Business Intellectual Property and the Closing will not affect the Buyer's rights to use the Business Intellectual Property; (b) the Seller has not received notice from any third party questioning the validity of any Business Intellectual Property or the Eastman Division's title thereto; and (c) the conduct of the Eastman Division does not infringe upon any intellectual property rights of third parties. The Seller has not licensed or entered into any agreement or otherwise granted any third party any rights in or to the Business Intellectual Property.

          3.15. Litigation. Except as set forth on Schedule 3.15 (which with respect to each Action disclosed therein sets forth the parties, nature of the proceeding and status thereof), there are no pending Actions by or against the Seller affecting any of the Acquired Assets or the Eastman Division (or, to the Seller's Knowledge, threatened to be brought against the Seller). None of the matters disclosed on Schedule 3.15 could reasonably be expected to have a Seller Material Adverse Effect or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the Ancillary Documents. Neither the Eastman Division nor any of the Acquired Assets is subject to any Governmental Order (nor, to the Seller's Knowledge, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which could reasonably be expected to have a Seller Material Adverse Effect.

          3.16. Employee Benefit Plans. (a) Schedule 3.16 sets forth a list of each Employee Benefit Plan. No Employee Benefit Plan is subject to Title IV of ERISA.

          (b)(i) The execution of this Agreement and the consummation of the transactions contemplated hereby do not constitute a triggering event under any Employee Benefit Plan which will result in any acceleration of the payment or vesting of any benefits to any Employee or in any increase in benefits provided under the Employee Benefit Plans; (ii) no liability, claim, action, litigation, audit, examination, investigation or administrative proceeding has been made, commenced or, to the Seller's Knowledge, threatened with respect to any Employee Benefit Plan (other than routine claims for benefits payable in the ordinary course) which could result in a material liability for which Buyer could reasonably expected to be liable.

          (c) The Seller has delivered or caused to be delivered to the Buyer or its counsel true and complete copies of each Employee Benefit Plan, together with all amendments thereto, and, to the extent applicable, all current summary plan descriptions.

          3.17. Tax Matters. (a) The Seller has filed all Tax Returns that it was required to file, and has paid all Taxes due, with respect to the Eastman Division and the Acquired Assets except where the failure to file Tax Returns or to pay Taxes could not reasonably be expected to have a Seller Material Adverse Effect. The Seller has not paid any ad valorem taxes with respect to the Eastman Division or the Acquired Assets, and no such taxes are due or payable by the Seller.

          (b) Neither the Seller nor any of its Affiliates has waived any statute of limitations in respect of Taxes relating to the Eastman Division or the Acquired Assets or agreed to any extension of time with respect to any Tax assessment or deficiency relating to the Eastman Division or the Acquired Assets.

          (c) Neither the Seller nor any of its Affiliates is a party to any Income Tax allocation or sharing agreement which relates to the Eastman Division or the Acquired Assets.

          3.18. Environmental Matters. (a) Except as set forth in Schedule 3.18(a) or except for such of the following as individually or in the aggregate could not reasonably be expected to have a Seller Material Adverse Effect: (i) the Eastman Division and the Acquired Assets are, and since December 17, 1999, have been in compliance with all applicable Environmental Laws; (ii) the Seller has all Environmental Permits required under applicable Environmental Laws for the operation of the Eastman Division as presently conducted; (iii) all of such Environmental Permits are in full force and effect; (iv) to the Seller's Knowledge, all past non-compliance with Environmental Laws or Environmental Permits by the Eastman Division has been resolved or remedied without any pending, ongoing or future obligation, cost or liability; (v) the Seller has not received any order or notice or other communication with respect to the Eastman Division or the Acquired Assets from any (A) Governmental Authority, (B) Person purporting to act pursuant to any citizen suit provision of any Environmental Law, (C) current or prior owner or operator of any Facility, or (D) other third party; in each case alleging injury to human health or the environment, damage to property, or the violation of or failure to comply with any Environmental Law or Environmental Permit; (vi) there are no pending or, to the Seller's
Knowledge, threatened Actions, in each case relating to any Environmental Matters with respect to the Eastman Division or the Acquired Assets; (vii) there has been no release of any Hazardous Materials into the environment (A) at or from any Acquired Assets, including, without limitation, the Leased Real
Property, or (B) at or from any other location where the Eastman Division generated, transported, stored or disposed of Hazardous Materials; in each case requiring investigation, remediation or other action under any Environmental Law; (viii) none of the Acquired Assets, including, without limitation, the Leased Real Property and the improvements and equipment thereon, contains, and since December 17, 1999, has contained any (A) asbestos or asbestos-containing materials, (B) polychlorinated biphenyls, (C) underground storage tanks, (D) septic systems or drywells, (E) pits, ponds, sumps, lagoons or (F) landfills, dumps, or other disposal areas; (ix) to the Seller's Knowledge, there are no environmental conditions, facts or circumstances which are reasonably expected to give rise to or result in any environmental claim, liability, loss, damage, cost or expense of whatever kind or nature with respect to the Eastman Division or the Acquired Assets; (x) the Seller is not required to maintain any financial guaranties or other financial assurances with respect to the Eastman Division or the Acquired Assets pursuant to Environmental Laws; (xi) to the Seller's Knowledge, there is no requirement currently promulgated under any Environmental Law or Environmental Permit that is reasonably expected to result in material liability for the Eastman Division or the Acquired Assets; (xii) the Seller has removed the underground spill containment tank at the Facility in accordance with all applicable Laws, including, without limitation, applicable requirements for post-removal sampling and proper disposal of all materials resulting from the removal work, and has provided the Buyer with copies of all analytical data and reports developed in connection with the removal work; and (xiii) since December 17, 1999, no hazardous waste, as that term is defined in RCRA and its implementing regulations or by comparable Laws of the State of Georgia, or other Hazardous Material has been spilled or released in the underground spill containment tank.

          (b) The Seller has made available to the Buyer true and complete copies of any reports, studies, analyses, assessment reports, audit reports, tests, monitoring and other information in the possession of the Seller, in each case relating to any Environmental Matters with respect to the Eastman Division and the Acquired Assets. Schedule 3.18(b) contains a true, correct and complete description of all pending or existing Environmental Permits required by Environmental Laws with respect to the Eastman Division and the Acquired Assets.

          3.19. Labor Matters. Except as set forth on Schedule 3.19 and except as may result from the permitted announcement of the execution of this
Agreement: (a) the Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Eastman

Division and currently, to the Seller's Knowledge, there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could reasonably be expected to have a Seller Material Adverse Effect; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the Seller's Knowledge, threatened between the Eastman Division and any of its respective employees, and the Eastman Division has not experienced any such controversy, strike, slowdown or work stoppage within the past twelve months; (c) the Eastman Division has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against the Eastman Division under any such agreement or contract which could have a Seller Material Adverse Effect; (d) there are no unfair labor practice complaints pending against the Eastman Division before the National Labor Relations Board or any other Governmental Authority involving employees of the Eastman Division which could reasonably be expected to have a Seller Material Adverse Effect; and (e) the Eastman Division is currently, and since December 17, 1999, has been in compliance in all material respects with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Eastman Division and is not liable for any material arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

          3.20. Receivables. Except to the extent, if any, reserved for on the Reference Balance Sheet, all accounts receivable and other receivables reflected on the Reference Balance Sheet arose from, and the accounts receivable and other receivables existing on the Closing Date will have arisen from, the sale of inventory or services to Persons not affiliated with the Eastman Division and in the ordinary course of the business of the Eastman Division. All receivables reflected on the Reference Balance Sheet or arising from the date thereof until the Closing (subject to the reserve for bad debts, if any, reflected on the Reference Balance Sheet or the Closing Statement (which reserves shall not be proportionately greater than the reserves reflected on the Reference Balance Sheet)) are or will be good and have been or will be collected or are or will be collectible through the use of commercially reasonable collection efforts, without resort to litigation or extraordinary collection activity, within 120 days of the Closing Date.

          3.21. Inventories. (a) Subject to amounts reserved therefor on the Reference Balance Sheet, the values at which all inventories are carried on the Reference Balance Sheet reflect the inventory valuation policy of the Eastman Division of stating such inventories at the lower of cost (determined on the last-in, first-out method) or market value. Except as set forth on Schedule 3.21, the Eastman Division has good and marketable title to the inventories free and clear of all Encumbrances other than Permitted Encumbrances. The inventories do not consist of any items held on consignment. The Eastman Division is under no obligation or liability with respect to accepting returns of items of inventory or merchandise in the possession of its customers other than in the ordinary course of business consistent with past practice. No clearance sale of the inventories has been conducted since September 30, 2000. The Eastman Division has not acquired or committed to acquire or manufacture inventory for sale which is not of a quality and quantity usable in the ordinary course of the business of Eastman Division, nor has the Eastman Division changed the price of any inventory except for (i) price reductions to reflect any reduction in the cost thereof to the Eastman Division, (ii) reductions and increases responsive to normal competitive conditions and consistent with the Eastman Division's past sales practices and (iii) increases to reflect any increase in the cost thereof to the Eastman Division.

          (b) The inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of the business of the Eastman Division.

          (c) The finished goods inventories are supported by binding purchase orders, are in good and merchantable condition and have been manufactured in accordance with the specifications contained in any purchase orders related thereto, and the Seller has not been advised by any customer that such inventory will not be accepted.

          3.22. Certain Interests. Except as set forth on Schedule 3.22, no Officer of the Seller or the Eastman Division and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such
Officer:

          (a) has any direct or indirect financial interest in any competitor, supplier or customer of the Eastman Division (other than the interests of such Persons in Durango Paper Company and its Affiliates); provided, however, that ownership of shares representing less than 5% of the outstanding voting power of any competitor, supplier or customer, which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer; or

          (b) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Seller uses or has used in the conduct of the business of the Eastman Division or otherwise, or has any other business relationship (as lessor, supplier, customer, or otherwise), with the Eastman Division.

          3.23. Brokers. Except for the fees payable to Banc of America Securities LLC, which are the sole responsibility of the Seller, the Seller has not paid or become obligated to pay any fee or commission to any broker, finder, or intermediary in connection with the transactions contemplated hereby. The Buyer shall not, through the transfer of the Acquired Assets, the assumption of the Assumed Liabilities or otherwise, have any obligations in respect of any such fees or commissions.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

          The Buyer represents and warrants to the Seller as follows:

          4.1. Organization; Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as it is now being conducted, to execute, deliver and perform this Agreement and the Ancillary Documents, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          4.2. Authorization; Effect of Agreement. The execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Documents, the performance by the Buyer of its obligations hereunder and thereunder and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Buyer. This Agreement has been, and upon its execution each of the Ancillary Documents shall have been, duly and validly executed and delivered by the Buyer. This Agreement constitutes (assuming due authorization, execution and delivery by the Seller), and upon its execution each of the Ancillary Documents will constitute (assuming due authorization execution and delivery by all parties other than the Buyer), a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and
(ii) is subject to general principles of equity.

          4.3. Consents. No Consent is required to be obtained or made by the Buyer in connection with the execution, delivery and performance by the Buyer of this Agreement or the Ancillary Documents or the consummation by it of the transactions contemplated hereby or thereby.

          4.4. No Violations. The execution, delivery and performance by the Buyer of this Agreement and the Ancillary Documents and the consummation by the Buyer of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Buyer, (b) conflict with, or violate any Law or Governmental Order applicable to the Buyer or any of its respective assets, properties or businesses, or (c) assuming the obtaining of all Consents, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any right of termination or acceleration under, or result in the creation of any Encumbrance on any of the Acquired Assets pursuant to, any Contract to which the Buyer is a party.

          4.5. Litigation. There are no pending Actions by or against the Buyer (or, to the Buyer's Knowledge, threatened to be brought against the Buyer) which could reasonably be expected to have a Buyer Material Adverse Effect or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the Ancillary Documents. The Buyer is not subject to any Governmental Order (nor, to the Buyer's Knowledge, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which could reasonably be expected to have a Buyer Material Adverse Effect or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the Ancillary Documents.

          4.6. Availability of Funds. The Buyer has available and will have available sufficient funds on the Closing Date to enable it to pay the Purchase Price.

          4.7. Brokers. The Buyer has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

                                    ARTICLE V

                             COVENANTS OF THE SELLER

          The Seller hereby covenants and agrees with the Buyer as follows:

          5.1. Action by the Seller. From the date hereof until the Closing, the Seller will use commercially reasonable efforts, and the Buyer will cooperate with the Seller, to secure all Consents of the Seller from third parties as shall be required, on behalf of the Seller, in order to enable the Seller to effect the transactions contemplated hereby and by the Ancillary Documents, and the Seller will otherwise use commercially reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof and thereof.

          5.2. Conduct of the Eastman Division's Business. Except as otherwise permitted by this Agreement or consented to by the Buyer (which consent shall not be unreasonably withheld or delayed), from the date hereof until the Closing, the Seller shall not conduct the business of the Eastman Division other than in the ordinary course and consistent with the Seller's prior practice. Without limiting the generality of the foregoing, except as set forth on
Schedule 5.2, the Eastman Division shall (i) continue its advertising and promotional activities, and pricing and purchasing policies, substantially in accordance with past practice; (ii) not materially shorten or lengthen the customary payment cycles for any of its payables or receivables; (iii) use commercially reasonable best efforts to (A) preserve intact the business organization of the Eastman Division, (B) retain the services of the employees (as a group) of the Eastman Division, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Eastman Division and (D) preserve its current relationships with its customers, suppliers and other persons with which it has significant business relationships, (iv) exercise, but only after notice to the Buyer and receipt of the Buyer's prior consent, any rights of renewal pursuant to the terms of any of the leases or subleases set forth on Schedule
3.10 which by their terms would otherwise expire; and (v) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Seller under this Agreement to be untrue or result in a breach of any covenant made by the Seller in this Agreement. Notwithstanding the foregoing, the Buyer agrees and understands, that the Seller is entitled to (i) transfer cash out of the Eastman Division and that it is intended that at the Closing there shall be a cash balance of zero in the accounts of the Eastman Division and (ii) terminate, satisfy and/or settle any and all transactions with any Affiliate of the Eastman Division.

          5.3. Access. From the date hereof until the Closing, the Seller shall provide the Buyer with such information as the Buyer may from time to time reasonably request with respect to the Eastman Division and the transactions contemplated by this Agreement and the Ancillary Documents, and shall provide the Buyer and its accountants, counsel, consultants and other representatives access during regular business hours and upon reasonable notice to the personnel, properties, books and records of the Eastman Division as the Buyer may from time to time reasonably request; provided, however, that such access shall not unduly interfere with the conduct of the Eastman Division and the Seller shall not be obligated to provide the Buyer with any information relating to trade secrets or which would violate any Law or any term of any Contract of the Seller or which may subject the Seller to risk of liability, or if the provision thereof would adversely affect the ability of the Seller or any of its Affiliates to assert attorney-client, attorney work product or other similar privilege. Any disclosure whatsoever during such investigation by the Buyer shall not constitute an enlargement of or additional representations or warranties of the Seller or the Eastman Division beyond those specifically set forth in this Agreement.

          5.4. Publicity. The Seller will not release, generate or permit any press release, public statement or other publicity concerning this Agreement or the Ancillary Documents or the transactions contemplated hereunder or thereunder nor submit this Agreement or any Ancillary Document or any document relating hereto or thereto to any Governmental Authority, without first consulting with and obtaining the consent of the Buyer, except as required by Law or legal authorities.

          5.5. Notices of Certain Events. From the date hereof until the Closing Date, the Seller shall give prompt notice to the Buyer of any material adverse development of which the Seller has Knowledge and which causes a breach of any of the Seller's representations and warranties in Article III.

          5.6. Exclusivity. The Seller shall not (and the Seller shall not cause or permit the Eastman Division or any of its directors, officers, employees, agents or representatives to) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the assets of the Eastman Division.

          5.7. Closing of the McDowell Division. The Seller shall within 120 days of the Closing wind up the operations of the McDowell Division. The Seller shall be and remain liable for all costs and expenses incurred in connection with the closing of the McDowell Division, including all severance and other obligations of its employees.

                                   ARTICLE VI

                             COVENANTS OF THE BUYER

          The Buyer hereby covenants and agrees with the Seller as follows:

          6.1. Action by the Buyer. From the date hereof until the Closing, the Buyer will use commercially reasonable efforts, and the Seller will cooperate with the Buyer, to secure all Consents, from third parties as shall be required, on behalf of the Buyer, in order to enable the Buyer to effect the transactions contemplated hereby and by the Ancillary Documents, and the Buyer will otherwise use commercially reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof and thereof.

          6.2. Publicity. The Buyer will not release, generate or permit any press release, public statement or other publicity concerning this Agreement or any Ancillary Document or the transactions contemplated hereunder or thereunder nor submit this Agreement or the Ancillary Documents or any document relating hereto or thereto to any Governmental Authority, without first consulting with and obtaining the consent of the Seller, except as required by Law or legal authorities (provided that the Buyer shall give prior notice of such disclosure to the Seller); and provided that in no event shall the Buyer disclose any financial or other results of the Seller or the Eastman Division.

          6.3. Confidentiality. The Buyer may disclose non-public information relating to the Eastman Division and the Seller only (i) to those officers, directors and employees of the Buyer who need to know such information for the purpose of evaluating the Eastman Division and the transactions contemplated hereby and by the Ancillary Documents and who agree to keep it confidential;
(ii) to those advisors of the Buyer who need to know such information for the purpose of evaluating the Eastman Division and the transactions contemplated hereby and the Ancillary Documents and whose names and the names of their professional firms are disclosed to the Seller and who agree to keep such information confidential; and (iii) to the extent required by any Law (provided that the Buyer gives prior notice of such disclosure to the Seller). The Buyer shall be responsible for any failure by any officer, director or employee of the Buyer or any advisor of the Buyer to maintain the confidentiality of any such information.

          6.4. Notice. From the date hereof until the Closing, Buyer will give prompt notice to the Seller of any material adverse development of which the
Buyer has Knowledge and which causes a breach of any of the Buyer's representations and warranties in Article IV.

                                   ARTICLE VII

                              ADDITIONAL COVENANTS

          7.1. Further Assurances. The Buyer and the Seller shall each, from time to time after the Closing, at the reasonable request of the other and at their own expense and without further consideration, execute and deliver such further documents and instruments of assignment, transfer, license or assumption and take such further action in order more effectively to transfer, reduce to possession and record title to any of the Acquired Assets, to permit the Buyer to operate the Eastman Division or to implement the assumption of the Assumed Liabilities.

          7.2. Books and Records. The Buyer, on the one hand, and the Seller, on the other hand, shall each, on the request of the other, make available to such other Party from time to time on a reasonable basis records and other documents substantially relating to the Acquired Assets and the Eastman Division (including records or documents relating to Straddle Taxes or Transfer Taxes).

Such records and other documents shall be held by the Party in possession of such documents for seven years after the Closing Date and copies shall be delivered to the other Party upon such other Party's request at any time and at such other Party's out-of-pocket expense.

          7.3. Insurance. As of the Closing Date, the coverage under all insurance policies related to the Eastman Division shall continue in force only for the benefit of the Seller, and not for the benefit of the Buyer or the Eastman Division. As of the Closing Date, the Buyer shall arrange for new insurance policies with respect to the Eastman Division covering all periods from and after the Closing Date and agrees not to seek, through any means, to benefit from any of the Seller's insurance policies which may provide coverage for claims relating in any way to the Eastman Division arising on or prior to the Closing Date.

          7.4. Payments from Third Parties. In the event that, on or after the Closing Date, either the Buyer or the Seller shall receive any payments or other funds due to another Party pursuant to the terms hereof or otherwise, then the Party receiving such funds shall promptly forward such funds to the proper Party.

          7.5. Tax Matters. After the Closing Date, the Parties shall cooperate with one another in connection with the preparation and filing of tax returns and any audits or proceedings relating to Straddle Taxes or Transfer Taxes, including furnishing or making available books and records relating to such Taxes and making employees, available on a mutually convenient basis to provide explanations of any such books and records.

          7.6. Covenant Not to Compete. (a) For a period of two years from and after the Closing Date, neither the Seller nor Corporacion Durango shall directly or indirectly engage in the business of producing, marketing or selling multi-wall bags in any state of the United States other than through the McDowell Division; provided, however, that no owner of less than 5% of the outstanding capital stock of any publicly traded corporation shall be deemed to engage in such business solely by reason of such ownership in such corporation. Notwithstanding anything in the foregoing to the contrary, the Buyer acknowledges (i) that Corporacion Durango, through one or more of its Subsidiaries, operates paper mills and other businesses in the United States and has shipped products to customers located in the United States, and (ii) that continuing to operate such paper mills and other businesses or to ship products, including multi-wall bags, to the customers set forth on Schedule 7.6 for themselves and their customers located in Texas or California and customers of Central Bag Company located in Texas and California shall not constitute a violation of this Section 7.6. In addition, the Buyer agrees that Corporacion Durango may acquire businesses that include divisions or assets that compete with the Eastman Division in the multi-wall bag market in the United States and that no such acquisition shall constitute a violation of this Section 7.6, provided that Corporacion Durango uses commercially reasonable efforts to dispose of such competitive divisions or assets within one year after such acquisition.

          (b) The Seller acknowledges that the remedy at law for any breach of the provisions of paragraph (a) above would be inadequate. Accordingly, the Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved or the necessity of posting bond, in order that any breach or threatened breach of such provisions may be effectively restrained.

          (c) It is the intention of the Seller and the Buyer that the provisions of paragraph (a) be enforced to the fullest extent permissible under the laws and policies of the State of New York and that the unenforceability of any provision hereof shall not render unenforceable or impair the remainder of such provisions. Accordingly, if any provision of paragraph (a) shall be determined to be invalid or unenforceable in the State of New York, either in whole or in part, this Section 7.6 shall be deemed amended to delete or modify, as necessary, the offending provision in order to render this Section 7.6 valid and enforceable in the State of New York.

          (d) Any Action with respect to paragraph (a) may be brought in the courts of the State of Georgia sitting in Fulton County or of the United States for the Northern District of Georgia, and each of the Parties hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts with respect to any such Action.

          7.7. Assignment of Accounts Receivable and Other Receivables and Finished Goods Inventory. In the event that the Buyer is indemnified by the Seller under Article XII for a breach of the representations and warranties set forth in Section 3.20 or the Arbiter, in its preparation of the Closing Statement, finds that (x) accounts receivable or other receivables which are over ninety (90) days past due or (y) finished goods inventory that is not supported by binding purchase orders or as to which the Seller has been advised by the customer that such inventory will not be accepted have been included in the assets transferred to the Buyer pursuant hereto, the Buyer shall immediately assign to the Seller all accounts receivable and other receivables and finished goods inventory which are the subject of such indemnification or such finding by the Arbiter, pursuant to documentation in form and substance reasonably satisfactory to the Seller. In addition, the Buyer shall (i) unless otherwise directed by the Seller, immediately cease all collection efforts with respect to such accounts receivable or other receivables, (ii) promptly provide to the Seller information relating to the collection of such accounts receivable and other receivables and all documentation relating thereto and (iii) shall hold all proceeds collected with respect thereto in trust for the Seller and shall promptly remit such proceeds to the Seller.

                                  ARTICLE VIII

                      CONDITIONS TO THE BUYER'S OBLIGATIONS

          The obligations of the Buyer hereunder to purchase the Acquired Assets and assume the Assumed Liabilities shall be subject to the satisfaction (or waiver by the Buyer) on or prior to the Closing Date of all of following conditions:

          8.1. Representations and Warranties; Performance. All representations and warranties made by the Seller in this Agreement and the Ancillary Documents shall be true in all material respects at and as of the time when made, and at and as of the time of the Closing as though such representations and warranties were made at and as of said time. The Seller shall have performed and complied in all material respects with all the terms, provisions and conditions of this Agreement and the Ancillary Documents to be complied with and performed by the Seller at or before the Closing. The Buyer shall have received a certificate of the President, a Vice President or the Treasurer of the Seller dated the Closing

Date in form and substance reasonably satisfactory to the Buyer, certifying to such effect.

          8.2. Consents. All Consents specified in Schedule 3.4 shall have been obtained.

          8.3. Absence of Certain Proceedings. No Action in effect preventing or
rendering  illegal  consummation  of  the  transactions   contemplated  by  this
Agreement and the Ancillary Documents shall be pending.

          8.4. Opinion of Counsel. The Buyer shall have received an opinion of counsel, dated as of the Closing Date, from White & Case LLP (or appropriate local counsel), counsel to the Seller, as to the authorization, execution, delivery and enforceability of this Agreement and the Ancillary Documents, substantially in the form of Exhibit C.

          8.5. Release of Encumbrances. The liens created by Loan and Security Agreement dated January 31, 2001 among Bank of America, N.A. and Durango Paper Company and its Subsidiaries shall be unconditionally released or terminated simultaneously with the Closing and the Buyer shall have received copies of releases and other evidence, reasonably satisfactory to the Buyer, of such release and termination.

          8.6. Transition Services Agreement. The Seller shall have executed and delivered to the Buyer a Transition Services Agreement (the "Transition Services Agreement") substantially in the form of Exhibit D.

          8.7. Permits. The Buyer shall have obtained the reissuance of the Environmental Permits set forth on Schedule 3.18(b) to the Buyer upon terms substantially similar to the terms of such Environmental Permits.

          8.8. Bill of Sale. The Seller shall have executed and delivered to the Buyer a Bill of Sale, in form and substance reasonably acceptable to the Buyer, conveying all of Seller's right, title and interest in and to the rail siding and switch servicing the Eastman facility, the vehicles to be transferred to the Buyer and the other Tangible Personal Property to be conveyed in connection herewith.

                                   ARTICLE IX

                     CONDITIONS TO THE SELLER'S OBLIGATIONS

          The obligations of the Seller hereunder to sell the Acquired Assets shall be subject to the satisfaction (or waiver by the Seller) on or prior to the Closing Date of all of the following conditions:

          9.1. Representations and Warranties; Performance. All representations and warranties made by the Buyer in this Agreement and in the Ancillary Documents shall be true in all material respects at and as of the time when made, and at and as of the time of the Closing as though such representations and warranties were made at and as of said time. The Buyer shall have performed and complied in all material respects with all the terms, provisions and conditions of this Agreement and the Ancillary Documents to be complied with and performed by the Buyer at or before the Closing. The Seller shall have received a certificate of an Officer of the Buyer dated the Closing Date in form and substance reasonably satisfactory to the Seller, certifying to such effect.

          9.2. Absence of Certain Proceedings. No Action in effect preventing or
rendering  illegal  consummation  of  the  transactions   contemplated  by  this
Agreement and the Ancillary Documents shall be pending.

          9.3. Releases. The Seller and its Affiliates shall be released from all of their obligations under the Contracts as of the Closing Date.

          9.4. Paper Supply Agreement. The Buyer shall have executed and delivered to the Seller a Paper Supply Agreement (the "Paper Supply Agreement"), substantially in the form of Exhibit E.

          9.5. Opinion of Counsel. The Seller shall have received an opinion of counsel, dated as of the Closing Date, from E. Timothy Holstein, senior counsel to the Buyer, as to the authorization, execution, delivery and enforceability of this Agreement and the Ancillary Documents, substantially in the form of Exhibit F.

                                    ARTICLE X

                  EMPLOYMENT AND EMPLOYEE BENEFITS ARRANGEMENTS

          10.1. Retained Employees; Terminations on Closing Date. (a) Schedule 10.1(a) set forth a list of all of the Employees as of the date hereof. The Buyer shall prepare and deliver Schedule 10.1(b) to the Seller not later than four days prior to the Closing Date and such Schedule shall be attached hereto and shall become a part hereof for all purposes. On the Closing Date, the Seller shall terminate those Employees listed on Schedule 10.1(b). Employees who are set forth on Schedule 10.1(a), but not Schedule 10.1(b), shall be referred to as "Retained Employees."

          (b) The Seller shall be solely responsible for and hereby covenants and agrees to pay (i) any severance claims asserted by any Employee set forth on
Schedule 10.1(b) and any Employees on disability or leave of absence as of the Closing Date not hired by the Buyer or continued to be employed by the Seller thereafter (except to the extent that the Buyer or the Seller had a legal obligation to hire or continue to employ, as applicable, any such Employee), and
(ii) all obligations arising on or prior to the Closing to such Employees of group insurance coverage required under state and federal law with respect to the Employees set forth on Schedule 10.1(b) and the Designated Sales Personnel, including but not limited to post-termination obligations under COBRA.

          (c) The Seller shall remain solely responsible in accordance with its Employee Benefit Plans for the satisfaction of all claims for medical, dental, life insurance, health, accident or disability benefits brought by or in respect of Employees of the Eastman Division under any of the Seller's Employee Benefit Plans which claims relate to events or injuries incurred prior to the Closing, regardless of when any such claim is filed.

          (d) As of the Closing, with respect to former and retired Employees of the Eastman Division who have terminated employment or retired on or prior to the Closing, the Seller shall be liable for all liabilities and obligations in connection with claims for benefits brought by or in respect of such former or retired Employees of the Eastman Division under any of the Seller's Employee Benefit Plans with respect to pension, medical, dental, life insurance, health, accident or disability benefits.

          10.2. Employment of Sales Personnel. (a) The Buyer shall prepare and deliver Schedule 10.2 to the Seller not later than four days prior to the Closing Date and such Schedule shall be attached hereto and shall become a part hereof for all purposes. Notwithstanding Section 10.1, the Seller shall continue to employ the persons set forth on Schedule 10.2 (the "Designated Sales Personnel") for a period of 14 days following the Closing Date (the "Deferral Period") and during the Deferral Period the Seller shall permit the Designated Sales Personnel to continue to render to the Eastman Division the services they customarily rendered to the Eastman Division prior to the Closing Date. The Buyer and the Seller shall cooperate with one another with respect to the day to day management of the Designated Sales Personnel.

          (b) During the Deferral Period, the Seller shall continue to pay the salaries and provide the benefits to the Designated Sales Personnel which the Seller has paid and provided prior to the Closing. Without limiting the foregoing, the Designated Sales Personnel shall continue to be covered during the Deferral Period by the Seller's Employee Benefit Plans in which they participate as of the date hereof.

          (c) The Buyer covenants and agrees to reimburse the Seller, in accordance with Section 10.8(b) hereof, for all costs associated with the employment of the Designated Sales Personnel during the Deferral Period, including, without limitation, the costs of salaries, wages, pension accruals, savings plan contributions, severance benefits, welfare and fringe benefits and all other direct or indirect payroll costs, including taxes and insurance costs.

          10.3. Employment of Retained Employees and Disabled Employees. (a) From the Closing Date until August 1, 2001, or such earlier date as the Buyer may elect on at least 15 days prior written notice to the Seller (the "Interim Employment Period"), all Retained Employees shall continue to be Employees of the Seller and the Seller shall permit the Retained Employees to continue to render to the Eastman Division the services they customarily rendered to the Eastman Division prior to the Closing Date. The Buyer and the Seller shall cooperate with one another with respect to the day to day management of the Retained Employees.

          (b) So long as the Retained Employees are Employees of the Seller, the Seller shall continue to pay the salaries and provide the benefits to the Retained Employees which the Seller has paid and provided prior to the Closing. Without limiting the foregoing, the Retained Employees shall continue to be covered by the Seller's Employee Benefit Plans in which they participate as of the date hereof.

          (c) Any Employee who is disabled or is on leave of absence as of the Closing Date will continue to be the responsibility of the Seller and may, during the Interim Employment Period, apply to the Seller, and within twelve
(12) months following the Closing Date, apply to the Buyer for employment when such Employee is capable of returning to work. During the Interim Employment Period, the Seller shall, if required by applicable law or at the written request of the Buyer, continue to employ any such Employee at the time of his or her application and such Employee shall be deemed a Retained Employee upon his or her return to active employment. Following the expiration of the Interim Employment Period, the Buyer shall, in its sole discretion, but subject to applicable law, determine whether to hire any such Employee at the time of his or her application and, if hired, such Employee shall be deemed a Transferred Employee upon his or her return to active employment.

          (d) Any decisions with respect to termination, transfer, a material change in job responsibilities or a change in compensation and/or benefits of any Retained Employee shall be made only at the Buyer's request.

          (e) (i) The Buyer shall be solely responsible for and hereby covenants and agrees to promptly reimburse the Seller for (i) any severance claims asserted by any Retained Employee terminated during the Interim Employment Period at the request of the Buyer, and (ii) all obligations arising on or prior to the expiration of the Interim Employment Period to such Employees of group insurance coverage required under state and federal law with respect to the Retained Employees, including but not limited to post-termination obligations under COBRA.

               (ii) In determining the benefits that the Seller shall provide under Section 10.3(e)(i) during the Interim Employment Period, (A) each salaried Retained Employee who, as of the Closing Date, has at least one year of service with the Seller or any prior owner of the Eastman Division business, and (B) each non-salaried Retained Employee who, as of the Closing Date, has at least ten years of service with the Seller or any prior owner of the Eastman Division business, shall be entitled to severance benefits equal to one week's pay per year of service with the Seller or any prior owner, plus an additional four weeks, with a minimum severance benefit equal to eight weeks' pay. During the Interim Employment Period, salaried Retained Employees with less than one year of service with the Seller or any prior owner of the Eastman Division business as of the Closing Date shall be entitled to severance benefits equal to two weeks' pay. The severance obligations set forth in this clause 10.3(d)(ii) shall apply only to Retained Employees severed from employment with no expectation of reemployment by the Buyer.

          (f) The Buyer covenants and agrees to reimburse the Seller, in accordance with Section 10.8(b) hereof, for all costs associated with the employment of the Retained Employees during the Interim Employment Period, including, without limitation, the costs of salaries, wages, pension accruals, savings plan contributions, severance benefits, welfare and fringe benefits and all other direct or indirect payroll costs, including taxes and insurance costs.

          (g) Upon the expiration of the Interim Employment Period, the Buyer shall offer employment to all Retained Employees. Such Employees who are offered and accept employment with the Buyer shall be referred to as "Transferred Employees."

          10.4. Employee Benefit Plans. (a) Following the expiration of the Interim Employment Period until at least the first anniversary of the Closing Date, the Buyer shall provide or cause to be provided to all Transferred Employees (i) a salary or wage level and bonus opportunity at least equal to the salary or wage level and bonus opportunity to which they were entitled immediately prior to the Closing Date, and (ii) benefits, perquisites and other terms and conditions of employment that are, in the aggregate, at least equivalent to the benefits, perquisites and other terms and conditions that they were entitled to receive immediately prior to the Closing Date. Without limiting the foregoing, upon the expiration of the Interim Employment Period, the Buyer will extend group health and life insurance coverage to all Transferred Employees who are actively employed as of the expiration of the Interim Employment Period on a full-time basis as defined within the Buyer's employee benefit plans as working 30 or more hours per week. The Buyer shall waive any pre-existing condition exclusions and actively-at-work requirements and (so long as reasonable and customary documentation relating thereto is provided by the Seller to the Buyer) provide that any expenses incurred on or before the Closing Date by an Employee or an Employee's covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions under the Buyer's employee benefit plans in which Transferred Employees will be eligible to participate.

          (b) The Buyer shall be solely responsible for any severance benefits of Transferred Employees terminated by the Buyer after the Closing Date. Notwithstanding the foregoing, for a period of 18 months following the Closing Date, the Buyer and its Affiliates shall provide (i) each salaried Transferred Employee who, as of the Closing Date, has at least one year of service with the Seller or any prior owner of the Eastman Division business, and (ii) each non-salaried Transferred Employee who, as of the Closing Date, has at least ten years of service with the Seller or any prior owner of the Eastman Division business, severance benefits equal to one week's pay per year of service with the Seller or any prior owner, plus an additional four weeks, with a minimum severance benefit equal to eight weeks' pay. During such 18 month period, salaried Transferred Employees with less than one year of service with the Seller or any prior owner of the Eastman Division business as of the Closing Date shall receive a severance benefit equal to two weeks' pay. The severance obligations set forth in this Section 10.4(b) shall apply only to Transferred Employees severed from employment with no expectation of reemployment by the Buyer.

          (c) The Closing Statement shall set forth an accrual as a current liability for any vacation or holiday pay and sick pay earned on or prior to the Closing Date by the Transferred Employees. Following the expiration of the Interim Employment Period, the Buyer agrees to assume, honor and perform and to cause its Affiliates to assume, honor and perform all vacation, holiday and sick pay and other paid time off plans, policies or arrangements maintained or contributed to by the Seller and any employment, consulting, retention, severance or similar agreement to which the Seller is a party with Transferred Employees, in each case, in accordance with the terms thereof in effect immediately prior to the date hereof. Schedule 10.4 sets forth each employment, consulting, retention, severance or similar agreement in effect immediately prior to the date hereof to which the Seller is a party with any Employee.

          (d) Transferred Employees will be included in the Buyer's existing employee benefit plans and will be subject to the Buyer's existing employment policies, as applicable to the Buyer's employees who are similarly situated.

          (e) Transferred Employees shall receive credit for all service with the Seller and its Affiliates (and any prior owner of the Eastman Division business to the extent recognized under the Seller's 401(k) Plan (the "Seller's 401(k) Plan")) for purposes of eligibility and vesting under the Buyer's 401(k) and pension plans. The Seller's 401(k) Plan shall retain all assets and liabilities with respect to the accounts of Employees who are not Transferred Employees, including retirees or other former Employees. Unless otherwise agreed to by Seller and Buyer, the Seller's 401(k) Plan shall retain all assets and liabilities with respect to the accounts of Transferred Employees and distributions shall be made therefrom in accordance with the terms of the Seller's 401(k) Plan as in effect from time to time.

          10.5. WARN Act. Unless the Seller is otherwise required to do so by applicable Law, the Buyer agrees to provide any required notice under the WARN Act, and any similar statute, and otherwise to comply with any such statute with respect to any "plant closing" or "mass layoff" (as defined in the WARN Act) or similar event affecting Retained Employees, Designated Sales Personnel or former Employees (to the extent required by the WARN Act or any similar statute to be aggregated with Retained Employees or Designated Sales Personnel in determining whether a plant closing, mass layoff or similar event has occurred) and occurring after the Closing.

          10.6. Worker's Compensation. The Buyer shall assume the responsibility for, and shall indemnify and hold the Seller harmless for any loss, damage or expense the Seller suffers as a result of, any and all worker's compensation claims, both medical and disability, or other government mandated programs made by (i) the Retained Employees arising from events occurring after the Closing and (ii) the Designated Sales Personnel arising from events occurring during the Deferral Period. The Seller shall retain the responsibility for all worker's compensation claims, both medical and disability, or other government mandated programs made by its Employees or former Employees (whether or not Retained Employees or Designated Sales Personnel) that arise from events that occurred before the Closing, whether the claim is filed before or after the Closing.

          10.7. Transition Services Agreement. In connection with the provision of the services of the Retained Employees and the Designated Sales Personnel, Durango Paper Company has agreed to provide certain payroll and benefits administration services to the Buyer during the Interim Employment Period. The Buyer covenants and agrees to pay the fees and expenses related to the administration of payroll and benefits of the Retained Employees and the Designated Sales Personnel as set forth in the Transition Services Agreement.

          10.8. Liabilities, Indemnity and Payments with Respect to Retained Employees and Designated Sales Personnel. (a) Without limiting the foregoing, as of the Closing Date, the Buyer shall assume and be responsible for, and indemnify the Seller and its Affiliates and hold them harmless from and against any Losses which the Seller or any of its Affiliates may sustain or incur arising out of or relating to:

               (i) any claim, demand, suit or cause of action asserted or filed by any Retained Employees or Designated Sales Personnel as a result of actions taken by the Buyer, at the request of the Buyer, by the Seller with the prior written consent of the Buyer or by any Retained Employee during the Interim Employment Period or Deferral Period, as applicable, including, but not limited to, claims under federal, state and/or municipal civil rights and/or employment law statutes including, without limitation, Title VII of the Civil Rights Acts of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Occupational Health & Safety Act, the National Labor Relations Act;

               (ii) any claim, demand, suit or cause of action asserted or filed by any third party allegedly arising out of any action or omission of any Retained Employee or Designated Sales Personnel during the Interim Employment Period or Deferral Period, as applicable;

               (iii) obligations under the WARN Act, arising out of, or relating to, any actions taken by the Seller at the written request of the Buyer or by the Buyer after the Closing;

               (iv) all obligations arising on or after the Closing to Retained Employees of group insurance coverage required under state and federal law, including but not limited to post-termination obligations under COBRA;

               (v) any claim made by any Retained Employee or Designated Sales Personnel including, without limitation, for any severance pay (excluding claims made by Designated Sales Employees) or other compensation or benefit entitlements by reason of any termination or deemed termination of employment of any Retained Employee or Designated Sales Personnel as a result of the transactions contemplated hereby which arises on or after the Closing Date; or

               (vi) the Buyer's failure to comply with any of the provisions of this Article X.

          The Buyer shall be consulted with respect to all material decisions relating to claims which it may be required to indemnify pursuant to this
Section 10.8, and the Buyer's consent shall be required prior to the settlement of any such claims.

          (b) The Buyer covenants and agrees to pay to the Seller the amounts due pursuant to Sections 10.2(c), 10.3(f) and 10.8(a) as follows:

               (i) two Business Days prior to issuing payroll checks to the Retained Employees or the Designated Sales Personnel, the Seller shall provide the Buyer with the necessary detail on the amounts to be paid, and the Buyer shall wire transfer funds sufficient to pay such payroll to an account designated by the Seller on or prior to the date such payroll checks are issued and/or direct deposits are credited; and

               (ii) with respect to all other amounts due pursuant to Sections 10.2(c), 10.3(f) or 10.8(a), the Seller shall furnish the Buyer with a schedule (and reasonable detail to support such schedule) setting forth the amount due and, unless the Buyer reasonably disputes such schedule, the Buyer shall wire transfer funds sufficient to pay such amount within two Business Days of the Buyer's receipt of the schedule. If the Buyer has a dispute with respect to a schedule, the Buyer shall pay all undisputed amounts and the Buyer and the Seller shall negotiate in good faith to resolve such disputes.

          (c) The Seller shall not have any liability to the Buyer for any Loss, including without limitation, any special, indirect, consequential or punitive damages, of the Buyer allegedly arising out of the Seller's performance of its obligations under Sections 10.2 and 10.3 or the Seller's acts or omission in connection with its performance of such obligations; provided that this provision shall not apply if: (i) such Loss arises out of (A) an act of fraud, embezzlement or serious criminal activity by the Seller or (B) willful misconduct by the Seller.

                                   ARTICLE XI

                                   TERMINATION

          11.1. Termination and Abandonment. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

          (a) by mutual written consent of the Parties; or

          (b) by the Buyer, on the one hand, or the Seller, on the other hand, if the Closing shall not have occurred on or before the 30th day following the date hereof, provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any Party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

          (c) by the Buyer by giving notice to the Seller at any time prior to the Closing in the event that the Seller has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of such breach and the breach has continued without cure for a period of 30 days after the notice of breach; or

          (d) by the Seller by giving notice to the Buyer at any time prior to the Closing in the event that the Buyer has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of such breach and the breach has continued without cure for a period of 30 days after the notice of breach.

          11.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith cease to be of any further force and effect (except for Section 6.3, this Article XI and Article XII, which shall survive such termination), and there shall be no liability or obligation on the part of any Party.

                                   ARTICLE XII

                          SURVIVAL AND INDEMNIFICATION

          12.1. Survival. The representations and warranties of the Seller contained in Article III of this Agreement shall survive the Closing until the second anniversary of the Closing Date and shall thereupon expire, together with any right to indemnification in respect thereof; provided, however, that the representations and warranties of the Seller set forth in Section 3.18 with respect to Environmental Matters and Section 3.11 with respect to compliance with Environmental Laws shall survive the Closing Date until the fifth anniversary of the Closing Date and the representations and warranties in
Section 3.17 with respect to Tax Matters shall survive until expiration of the applicable statute of limitations relating thereto. The representations and warranties of the Buyer contained in Article IV of this Agreement shall survive the Closing until the second anniversary of the Closing Date and shall thereupon expire, together with any right to indemnification in respect thereof. Neither the period of survival nor the liability of a Party with respect to its representations and warranties shall be reduced by any investigation made at any time by or on behalf of the other Party. The covenants and agreements contained herein to be performed or complied with prior to the Closing shall expire at the Closing. The covenants and agreements contained herein to be performed or complied with at or after the Closing shall survive the Closing until the expiration of the applicable statute of limitations. If notice of a claim has been given prior to the expiration of the applicable survival period by a Party to the other Party, then the relevant representations, warranties and covenants shall survive as to such claim, until such claim has been finally resolved.

          12.2. Indemnification by the Seller. (a) From and after the Closing Date, the Seller shall indemnify and hold harmless the Buyer, its Affiliates, and their respective officers, directors, employees, agents, consultants, representatives and successors (collectively, the "Buyer Indemnitees") from and against any and all Losses, including Losses relating to Environmental Matters, incurred by any of them arising out of or resulting from (i) any breach by the Seller of the representations and warranties of the Seller contained in this Agreement, (ii) any failure by the Seller to perform any of its covenants or agreements contained in this Agreement or any Ancillary Document, (iii) any and all debts, liabilities and obligations not assumed by the Buyer under Section 2.2, including, without limitation, any liabilities to third parties, including employees of the Seller and Transferred Employees, product liability, liabilities for damage to property or injuries (including death) to persons, and liabilities arising out of or relating to Environmental Matters as of the Closing Date with respect to the Facility, the Eastman Division or Acquired Assets, or (iv) any Straddle Tax or Transfer Tax payable by the Seller pursuant to Section 2.6.

          (b)(i) The Seller's indemnification obligations under this Article XII with respect to any Indemnifiable Environmental Losses shall be subject to the following:

               (A) the Seller shall have no indemnification obligations with respect to any Indemnifiable Environmental Losses resulting solely from any voluntary actions by any of the Buyer Indemnitees (or their agents) to investigate soil or groundwater on the leased real property for the sole and exclusive purpose of discovering environmental conditions that may be covered under this Article XII; provided, however, that the limitation contained in this Section 12.2(b)(i)(A) shall not apply to Indemnifiable Environmental Losses which result from (1) the discovery of Hazardous Materials in the soil or groundwater on or under any of the Facility or Acquired Assets in the ordinary course of any excavation activities conducted for the purpose of demolition, repair, renovation, expansion or other modification of the Facility or Acquired Assets or (2) the discovery by any of the Buyer Indemnitees (or their agents) of Hazardous Materials in the soil, groundwater or any other environmental media, in, on, under or surrounding any of the Facility or Acquired Assets in the course of any "Commercially Reasonable" voluntary investigation. "Commercially Reasonable" shall be determined from the perspective of a reasonable person acting to achieve compliance with Laws, including, without limitation, Environmental Laws, to avoid or mitigate a loss or liability or potential loss or liability, including, without limitation, losses or liabilities with respect to Environmental Laws or Environmental Matters, or to protect or enhance the economic value of the Facility, the Eastman Division or any Acquired Assets.

               (B) the Seller shall have no indemnification obligations with respect to any Indemnifiable Environmental Losses resulting, in whole or in part, from any disclosure, report or other communication (whether oral or written) ("Notification") from any of the Buyer Indemnitees (or their agents) to any Governmental Authority, unless such Notification was, in the opinion of Buyer Indemnitees' counsel (which may include in-house counsel), required by Environmental Law at the time it was made. In addition, the Seller shall have no indemnification obligations with respect to any Indemnifiable Environmental Losses resulting, in whole or in part, from any Notification from any of the Buyer Indemnitees to any third party other than a Governmental Authority, unless such Notification was Commercially Reasonable or, in the opinion of Buyer Indemnitees' counsel (which may include in-house counsel), required by Environmental Law at the time it was made;

               (C) the Seller's indemnification obligations with respect to any Indemnifiable Environmental Losses shall be reduced to the extent that any negligence of any of the Buyer Indemnitees on or after the Closing Date adversely affects such obligations; and

               (D) the Seller shall have no indemnification obligations with respect to Indemnifiable Environmental Losses, unless such Indemnifiable Environmental Losses are the subject of a Claims Notice given in accordance with Section 12.2(b)(ii) within five years of the Closing Date.

          (ii) As a condition to the Seller's indemnification obligations under this Article XII:

               (A) In the event that any Buyer Indemnitee incurs or suffers an Indemnifiable Environmental Loss, such Buyer Indemnitee shall promptly give notice thereof (a "Claims Notice") to the Seller, and the Claims Notice shall describe the Indemnifiable Environmental Loss in reasonable detail and shall indicate, to the extent that may be reasonably determined, the amount (estimated, if necessary) thereof that has been or may be incurred by any of the Buyer Indemnitees; provided, however, that the failure to give prompt notice to the Seller shall not affect rights to indemnification hereunder, except to the extent that the Seller is actually prejudiced by such failure. The Buyer shall have no obligation to make any claim against any insurance policy of the Buyer before giving such Claims Notice.

               (B) the Seller shall have thirty (30) days after delivery of a Claims Notice to assume the defense (including litigation or negotiation) of any Indemnifiable Environmental Loss through counsel reasonably satisfactory to the Buyer Indemnitee; provided, however, that following any such assumption, the Seller shall have no indemnification obligation hereunder to pay any costs or expenses of consultants, experts or legal counsel of the Buyer Indemnitees thereafter expended or incurred by any of the Buyer Indemnitees in connection with such defense. No compromise or settlement with respect to any Indemnifiable Environmental Loss may be agreed to by the Seller without the Buyer Indemnitees' prior consent, which consent shall not be unreasonably withheld or delayed. A Buyer Indemnitee may participate in the defense of any Indemnifiable Environmental Loss at the Buyer Indemnitee's own expense; provided, however, that the Seller shall pay for the costs and expenses of such separate counsel if the Seller's counsel determines that it cannot represent both the Seller and the Buyer Indemnitees. Notwithstanding anything in the foregoing to the contrary, a Buyer Indemnitee shall have the right to control the defense of an Indemnifiable Environmental Loss at the Seller's expense if such Indemnifiable Environmental Loss is reasonably expected to materially adversely affect the conduct by the Buyer of its business at the Facility or the operation of the Acquired Assets;

               (C) the Buyer Indemnitees and the Seller shall cooperate with and render each other assistance as may reasonably be requested in order to insure the proper and adequate defense of any such Indemnifiable Environmental Loss, which assistance shall include making appropriate personnel reasonably available for any discovery, trial or the completion of any Response Action, and the Seller shall reimburse the Buyer for all of its reasonable out-of-pocket expenses in connection therewith. The Buyer shall provide access to the Seller necessary for the performance of any Response Action; provided, however, that the Seller shall not unreasonably interfere with the normal business operations of the Buyer, and the Seller shall execute an appropriate site access agreement setting forth the terms and conditions pursuant to which the Response Action will be performed;

               (D) if the Seller elects not to defend any Indemnifiable Environmental Loss within thirty (30) days after delivery of a Claims Notice, or, if after assuming such defense, the Seller fails to defend any such Indemnifiable Environmental Loss for a period of thirty (30) days, the Buyer Indemnitees may assume the defense (including litigation or negotiation) of any such Indemnifiable Environmental Loss, and the Seller shall promptly pay all reasonable costs and expenses thereof. The Seller shall have no indemnification obligation hereunder with respect to any settlement effected without the Seller's prior consent, which consent shall not be unreasonably withheld. If no settlement of an Indemnifiable Environmental Loss is made, the Seller shall satisfy any judgment rendered with respect to such Indemnifiable

          Environmental Loss before a Buyer Indemnitee is required to do so, and shall pay all expenses, legal or otherwise, reasonably and necessarily incurred by a Buyer Indemnitee in the defense of such Indemnifiable Environmental Loss; and

               (E) the Buyer  Indemnitees'  rights with respect to Indemnifiable
          Environmental Losses under this Article XII shall be reduced to the extent that actions undertaken by them are not Commercially Reasonable and such actions (1) increase the amount of Indemnifiable Environmental Losses, or (2) result in Indemnifiable Environmental Losses which, but for such actions, would not have been expended or incurred.

          12.3. Indemnification by the Buyer. From and after the Closing Date, the Buyer shall indemnify and hold harmless the Seller, its Affiliates, and their respective officers, directors, employees, agents, consultants, representatives and successors (collectively, the "Seller Indemnitees") from and against any and all Losses incurred by any of them arising out of or resulting from (i) any breach by the Buyer of the representations and warranties of the Buyer contained in this Agreement, (ii) any failure by the Buyer to perform any of its covenants or agreements contained in this Agreement or any Ancillary Document, (iii) any failure to pay when due the Assumed Liabilities, (iv) any Straddle Tax or Transfer Tax payable by the Buyer pursuant to Section 2.6, or
(v) any operations or activities of the Buyer in connection with the ownership or use of the Eastman Division or the Acquired Assets after the Closing.

          12.4. Procedure for Indemnification. In the event that any Indemnitee shall incur or suffer any Losses in respect of which indemnification (other than by the Seller pursuant to Section 12.2 with respect to Environmental Matters) may be sought hereunder by the Seller, on the one hand, or the Buyer, on the other hand, the Indemnitee shall assert a claim for indemnification by notice (the "Notice") to the Indemnitor stating the nature and basis of such claim. The Indemnitee shall have no obligation to make any claim against any insurance policy of the Buyer before giving such Notice. Promptly after receipt by an
Indemnitee of Notice of the assertion of a claim or the commencement of any action, litigation or proceeding by any third party (a "Third-Party Claim") with respect to a matter for which indemnification is or may be owing pursuant to
Section 12.2 or 12.3, the Indemnitee shall give Notice to the Indemnitor and shall thereafter keep the Indemnitor informed of all other information it receives with respect thereto; provided, however, that failure of the Indemnitee to give the Indemnitor prompt Notice and such other information as provided herein shall not relieve the Indemnitor of any of its obligations hereunder unless and then only to the extent that the Indemnitor shall have been actually prejudiced thereby. The Indemnitor shall have the right, at its option and at its own expense, to participate in or, by giving written notice to the Indemnitee no later than thirty (30) days after delivery of the Notice, to take exclusive control of, the defense, negotiations and/or settlement of any such Third-Party Claim, with counsel chosen by the Indemnitor and reasonably satisfactory to the Indemnitee. After the Indemnitor takes exclusive control of the defense, negotiation and/or settlement of any such Third-Party Claim, the Indemnitee shall have the right to participate therein, at its own expense and with counsel of its own choosing; provided, however, that the Indemnitor shall pay for the costs and expenses of such separate counsel if the Indemnitor's counsel determines that it cannot represent both the Indemnitor and the Indemnitee. The Parties each shall cooperate and shall cause each Indemnitor to cooperate with and render such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such Third-Party Claim or proceeding, which assistance shall include, without limitation, making appropriate personnel reasonably available for any discovery or trial, subject to reimbursement of reasonable expenses by the Indemnitor. If the Indemnitor fails or refuses to undertake the defense of any such Third-Party Claim within thirty (30) days after delivery of the Notice, the Indemnitee shall have the right to take exclusive control of the defense, negotiation and/or settlement of such Third-Party Claim at the Indemnitor's expense. Neither the Indemnitor nor the Indemnitee shall settle or compromise any Third-Party Claim without the consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that any settlement or compromise includes an unconditional release of the Indemnitee from all liabilities or obligations relating to the Third-Party Claim.

          12.5. Payment. With respect to Third-Party Claims for which indemnification is payable under this Agreement, such indemnification shall be paid by the Indemnitor promptly upon (i) the entry of a final judgment against the Indemnitee and the expiration of any applicable appeal period; (ii) the entry of a non-appealable judgment or final appellate decision against the Indemnitee; (iii) the entering into of any settlement agreement in accordance with the provisions of this Article XII; or (iv) the entry of any consent order or decree binding upon the Indemnitee. Notwithstanding anything in the foregoing to the contrary, all reasonable out-of-pocket costs and expenses incurred by the Buyer Indemnitees as a result of the assumption of the defense of any Indemnifiable Environmental Loss pursuant to Section 12.2(b)(ii)(D), including, without limitation, reasonable attorneys' fees, shall be payable as incurred by the Buyer Indemnitees.

          12.6. Adjustment Amounts. Notwithstanding anything to the contrary set forth herein, the Buyer shall not be deemed to have suffered or incurred any Loss to the extent such Loss was included in the computation of the Purchase Price Adjustment or any subsequent adjustment provided for in Section 2.4 and the payment in respect thereof was made by the Seller to the Buyer.

          12.7. Limitation on Seller's Indemnification. Notwithstanding any other provision of this Article XII, (i) the aggregate liability of the Seller under Section 12.2 shall in no event exceed the aggregate amount of the Purchase Price, as adjusted, paid to the Seller hereunder and (ii) no amount shall be payable for indemnification pursuant to Section 12.2 (other than (A) for breach of Section 3.20 with respect to accounts receivable included in the Acquired Assets that remain uncollected after 120 days following the Closing Date, and
(B) up to $90,000 in excess of the reserves set forth on the Closing Statement for product warranty claims with respect to products sold or services rendered by the Seller on or prior to the Closing Date) until the aggregate amount payable under Section 12.2 exceeds $250,000, in which event all such amounts shall be payable.

          12.8. Exclusivity. Except as specifically set forth in this Agreement, effective as of the Closing, the Buyer waives any rights and claims it may have against the Seller and any of its Affiliates, whether in law or in equity, relating to the Eastman Division or the Acquired Assets or the transactions contemplated hereby or by the Ancillary Documents. The rights and claims waived by the Buyer include, without limitation, claims for contribution or other rights of recovery arising out of or relating to any Environmental Law, claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. After the Closing, the indemnification provisions of this Agreement shall provide the exclusive remedy to the Buyer for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby.

          12.9. Tax Treatment. The Parties shall treat all indemnification payments made pursuant to this Agreement as adjustments to the Purchase Price for all Tax purposes, except as otherwise required under applicable tax rules and regulations.

          12.10. Guarantee. In the event that the Seller fails to perform any of its obligations to be performed under this Article XII, Durango Paper Company agrees to perform such obligations which the Seller fails to perform.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          13.1. Fees and Expenses. Except as otherwise provided herein, each of the Parties shall pay its own expenses incurred in connection with the transactions contemplated hereby, including legal, accounting and other fees.

          13.2. Amendments. This Agreement shall not be modified or otherwise amended except pursuant to an instrument in writing executed and delivered by each of the Parties.

          13.3. Entire Agreement. This Agreement (including the Schedules, Exhibits and other documents referred to herein) and the Ancillary Documents constitute the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersede any and all prior agreements and understandings, whether oral or written, between the Parties, with respect to the subject matter, all of which are merged herein. The Parties acknowledge that in deciding to enter into this Agreement and to consummate the transactions contemplated hereby they have not relied upon any statements, promises or representations, written or oral, express or implied, other than those explicitly set forth in this Agreement or the Ancillary Documents. In furtherance and not in limitation of the foregoing, the Buyer acknowledges that the Seller has not made any representations or warranties, of any kind, either express or implied, except as expressly set forth in Article III of this Agreement. THE BUYER AGREES THAT THE REPRESENTATIONS AND WARRANTIES GIVEN HEREIN BY THE SELLER ARE IN LIEU OF, AND THE BUYER HEREBY EXPRESSLY WAIVES ALL RIGHTS TO, ANY IMPLIED WARRANTIES WHICH MAY OTHERWISE BE APPLICABLE BECAUSE OF THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE OR ANY OTHER STATUTE, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          13.4. Assignment, Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any

Party (whether by operation of law or otherwise) without the prior consent of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          13.5. Headings. The headings of the Articles, Sections, Schedules and Exhibits of this Agreement are for the convenience of the Parties only, and shall be given no substantive or interpretive effect whatsoever.

          13.6. Governing Law; Arbitration. (a) This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York, without giving effect to its principles or rules of conflict of laws (to the extent that such principles or rules would require the application of the laws of another jurisdiction to the interpretation of the Parties' rights and obligations hereunder).

          (b) (i) Except as otherwise provided herein, any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement, or the breach, termination or validity thereof, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the Parties. The seat of the arbitration shall be Atlanta, Georgia, and it shall be conducted in the English language, provided that either Party may submit testimony or documentary evidence in Spanish and shall, on the request of the other Party, furnish a translation or interpretation into the other language of any such testimony or documentary evidence. Notwithstanding
Section 13.6(a), the arbitration and this clause shall be governed by the U.S. Federal Arbitration Act, 9 U.S.C. ss.ss. 1 et seq.

          (ii) The arbitration shall be conducted by three arbitrators. The Party initiating arbitration (the "Claimant") shall appoint an arbitrator in its request for arbitration (the "Request"). The other Party (the "Respondent") shall appoint an arbitrator within ten (10) days of receipt of the Request and shall notify the Claimant of such appointment in writing. If within ten (10) days of receipt of the Request by the Respondent, either Party has not appointed an arbitrator, then the arbitrator shall be appointed by the American Arbitration Association. The first two arbitrators appointed in accordance with this provision shall appoint a third arbitrator within ten (10) days after the Respondent has notified Claimant of the appointment of the Respondent's arbitrator or, in the event of a failure by a Party to appoint, within ten (10) days after the American Arbitration Association has notified the Parties and any arbitrator already appointed of its appointment of an arbitrator on behalf of the Party failing to appoint. When the third arbitrator has accepted the appointment, the two arbitrators making the appointment shall promptly notify the Parties of the appointment. If the first two arbitrators appointed fail to appoint a third arbitrator or so to notify the Parties of the appointment, the American Arbitration Association shall appoint the third arbitrator and shall promptly notify the Parties of the appointment. The third arbitrator shall act as Chair of the tribunal.

          (iii) The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the Parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements and the expenses of any witnesses, to the prevailing Party, but may not include consequential, punitive or exemplary damages of any kind or nature whatsoever. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets. A request for interim measures by a Party to a court shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate.

          (iv) Any Action to enforce an arbitral award may be brought in the courts of the State of Georgia sitting in Fulton County or of the United States for the Northern District of Georgia, and each of the Parties hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts with respect to any such Action.

          13.7. Notices. Any notice, consent, request, claim, instruction or other communication to be given hereunder by any party hereto to any other party shall be in writing and delivered personally, by telecopy or sent by registered or certified mail (postage prepaid return receipt requested),

                  If to the Seller, to:

                  Durango Georgia Converting LLC
                  c/o Corporacion Durango
                  Potasio No. 150
                  Ciudad Industrial
                  Durango, Durango
                  Mexico CP  34220
                  Facsimile No.:  011-521-814-0048
                  Attention:  C.P. Mayela Rincon de Velasco

                  with a copy to:

                  White & Case LLP
                  200 S. Biscayne Boulevard
                  Suite 4900 Miami, Florida 33131
                  Attention: Emilio J. Alvarez-Farre
                  Telecopier:  (305) 358-5744

                  If to the Buyer, to:

                  Smurfit-Stone Container Corporation
                  150 N. Michigan Avenue
                  Chicago, IL 60601
                  Attention:  John Riconosciuto
                  Telecopier:  (630) 260-6864
                  with a copy to:

                  Smurfit-Stone Container Corporation
                  8182 Maryland Avenue
                  Clayton, MO 63105
                  Attention:  E. Timothy Holstein
                  Telecopier:  (314) 746-1184

or at such other address for a party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (evidenced, in the case of a telecopy, by the receipt of the confirmation).

          13.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          13.9. Bulk Transfer Laws. The Buyer hereby waives compliance by the Seller with the provisions of any so-called "bulk transfer law" in any jurisdiction in connection with the transactions contemplated hereby. The Seller shall defend and indemnify the Buyer and its successors and assigns against any loss, liability or damage or claim resulting or arising from such waiver and/or the Seller's failure to comply with any applicable bulk sales or bulk transfer laws.

          13.10. Schedules. Disclosure of any fact or item in any Schedule referenced by a particular paragraph or Section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or Section, be deemed to be disclosed with respect to that other paragraph or Section whether or not a specific cross reference appears. Disclosure of any fact or item in any Schedule shall not necessarily mean that such item or fact is material to the Seller or the Eastman Division or would have a Seller Material Adverse Effect.

          13.11. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstances shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall remain in force and be effectuated as if such illegal, invalid or unenforceable provision is not part of this Agreement.

                            [SIGNATURES ON NEXT PAGE]

          IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first above written.

                                        DURANGO GEORGIA CONVERTING LLC

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        STONE CONTAINER CORPORATION

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


AGREED AND ACCEPTED with
respect to Section 7.6 only,
as of the 16th day of May 2001.

CORPORACION DURANGO


By:
   -----------------------------
   Name:
   Title:


AGREED AND ACCEPTED with
respect to Section 12.10 only,
as of the 16th day of May 2001.

DURANGO PAPER COMPANY

By:
   -----------------------------
   Name:
   Title: